Exhibit 4.1

TRUST INDENTURE

between

GOLDEN CREDIT CARD TRUSTTM

by

TD TRUST COMPANY

as Issuer Trustee

and

CIBC MELLON TRUST COMPANY

as Indenture Trustee

Made as of July 9, 1999

McCarthy Tétrault

TABLE OF CONTENTS

Article 1 INTERPRETATION		1

1.01	Definitions.	1
1.02	Meaning of “Outstanding” for Certain Purposes.	11
1.03	Number and Gender.	12
1.04	Headings and Table of Contents.	12
1.05	References to Sections and Articles.	12
1.06	Proper Law of Indenture.	12
1.07	Severability.	13
1.08	Computation of Time Periods.	13
1.09	Non-Business Days.	13
1.10	Accounting Principles.	13
1.11	Currency.	13
1.12	References to Acts of the Trust.	13
1.13	Discontinuance and Changes in Designation of Ratings.	14
1.14	English Language.	14

Article 2 THE NOTES		14

2.01	Notes.	14
2.02	Requirements for Initial Creation of Notes.	15
2.03	Creation and Issuance of Series of Notes.	15
2.04	Execution, Certification and Delivery.	16
2.05	Temporary Notes.	17
2.06	Registration, Transfer and Exchange.	17
2.07	Persons Entitled to Payment.	18
2.08	Mutilated, Destroyed, Lost or Stolen Notes.	19
2.09	Cancellation of Notes.	19
2.10	Protection of Notes.	19
2.11	Book-Entry Notes.	20
2.12	Payment of Amounts Due on Maturity of Notes.	21
2.13	Periodic Payments on Notes.	22
2.14	Interest Act.	23
2.15	Repayment of Unclaimed Money.	23
2.16	Maintenance of Records.	23
2.17	Limited Recourse.	23

Article 3 SUBORDINATION		24

3.01	Subordination.	24
3.02	Holding in Trust.	24
3.03	Rights of Holders Preserved.	24

Article 4 SECURITY		25

4.01	Security for the Secured Obligations.	25
4.02	Other Security.	26
4.03	Habendum.	26
4.04	Security Valid Irrespective of Advance of Money.	26

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4.05	Satisfaction and Discharge.	26
4.06	Power of Attorney re: Quebec Security.	27

Article 5 POSSESSION AND USE OF COLLATERAL		27

5.01	General.	27
5.02	Distribution, Note Liquidation and Collateral Accounts.	28
5.03	Establishment and Location of Accounts.	28

Article 6 COVENANTS OF THE TRUST		29

6.01	Positive Covenants.	29
6.02	Negative Covenants.	32
6.03	Indenture Trustee May Perform Covenants.	33
6.04	Right of Audit.	34

Article 7 REPRESENTATIONS AND WARRANTIES		34

7.01	Representations and Warranties of the Trust.	34
7.02	Representation and Warranty of Indenture Trustee.	36
7.03	Survival of Representations and Warranties.	36

Article 8 EVENTS OF DEFAULT		36

8.01	Events of Default.	36
8.02	Indenture Trustee Shall Declare Related Secured Obligations Due.	36
8.03	Waiver of Early Default.	37
8.04	Notice of Event of Default.	37

Article 9 REMEDIES		38

9.01	General.	38
9.02	Possession by Indenture Trustee.	38
9.03	Appointment of Receiver.	39
9.04	Sale by Indenture Trustee.	40
9.05	Purchase by Specified Creditors.	40
9.06	Noteholders,etc. May Direct Indenture Trustee’s Action.	40
9.07	Application of Money.	40
9.08	Trust Money.	42
9.09	Limitation of Indenture Trustee’s Liability.	43
9.10	Protection of Persons Dealing with Indenture Trustee.	43
9.11	Remedies Cumulative.	43
9.12	The Trust to Execute Confirmatory Deed.	43
9.13	Indenture Trustee Appointed Attorney.	44
9.14	Credit Enhancement Agreements.	44
9.15	Disclaimer of Marshalling.	45

Article 10 SUITS BY SPECIFIED CREDITORS AND INDENTURE TRUSTEE		45

10.01	Specified Creditors May Not Sue.	45
10.02	Indenture Trustee Not Required to Possess Notes.	46

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10.03	Indenture Trustee May Institute All Proceedings.	46
10.04	Application of Proceeds.	46

Article 11 MEETINGS OF NOTEHOLDERS		46

11.01	Calling of Meetings.	46
11.02	Notice of Meetings.	47
11.03	Quorum.	47
11.04	Chair.	48
11.05	Power to Adjourn.	48
11.06	Voting.	48
11.07	Powers Exercisable by Noteholders of a Series of Notes or all Outstanding Series of Notes	49
11.08	Powers Exercisable by Extraordinary Noteholder Direction of Holders of Series of Notes.	50
11.09	Meaning of “Extraordinary Noteholder Direction”.	52
11.10	Class Meetings.	52
11.11	Powers Cumulative.	53
11.12	Minutes.	53
11.13	Persons Who May Attend.	54
11.14	Regulations.	54
11.15	Signed Documents.	54
11.16	Binding Effect of Resolutions.	54
11.17	Co-Owner Direction.	55

Article 12 THE INDENTURE TRUSTEE		55

12.01	Trust Indenture Legislation.	55
12.02	Duty of Indenture Trustee.	55
12.03	Employ Agents.	56
12.04	Reliance on Evidence of Compliance.	56
12.05	Provision of Evidence of Compliance to Indenture Trustee.	56
12.06	Contents of Evidence of Compliance.	56
12.07	General Provisions as to Certificates, Opinions,etc.	57
12.08	Advice of Experts.	58
12.09	Trustee May Deal in Notes.	58
12.10	Conditions Precedent to Indenture Trustee’s Obligation to Act.	58
12.11	Indenture Trustee Not Required to Give Security.	59
12.12	Resignation or Removal of Indenture Trustee; Conflict of Interest.	59
12.13	Authority to Carry on Business; Resignation.	60
12.14	Protection of Indenture Trustee.	61
12.15	Additional Representations and Warranties of Indenture Trustee.	62
12.16	Acceptance of Trusts by Indenture Trustee.	63

Article 13 SUPPLEMENTAL INDENTURES AND AMENDMENTS		63

13.01	Supplemental Indentures to this Indenture or any Related Security Document.	63
13.02	Automatic Amendment.	67
13.03	Amendments to Programme Agreements.	67

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Article 14 NOTICES		68

14.01	Notice to Trust and Issuer Trustee.	68
14.02	Notice to Noteholders.	68
14.03	Notice to Certain Other Specified Creditors.	69
14.04	Notice to Indenture Trustee.	69
14.05	Notice to Rating Agencies.	69
14.06	Change of Address.	70

Article 15 GENERAL		70

15.01	Evidence of Rights of Specified Creditors.	70
15.02	Limitation of Liability of Issuer Trustee.	71
15.03	Administrative Agent.	71
15.04	Execution of Counterparts.	71
15.05	Formal Date.	71
15.06	Delivery of Executed Copies.	71

TRUST INDENTURE

TRUST INDENTURE made as of July 9, 1999, between GOLDEN CREDIT CARD TRUST, a trust established under the laws of the Province of Ontario pursuant to a Declaration of Trust made as of March 31, 1999 (the “Trust”), by TD TRUST COMPANY, a trust company established under the laws of Canada and CIBC MELLON TRUST COMPANY, a trust company established under the laws of Canada.

WHEREAS the Trust is desirous of creating and issuing from time to time asset-backed notes in the manner hereinafter provided;

NOW THEREFORE THIS INDENTURE WITNESSES that, in consideration of the covenants and agreements herein contained, the parties hereto agree as follows:

Article 1
INTERPRETATION

1.01	Definitions.

(1)               All initial capitalized terms used in this Trust Indenture that are defined in the Pooling and Servicing Agreement, a Related Supplement, or a Related Series Purchase Agreement, either directly or by reference therein, shall have the meanings specified therefor in such agreement, as the case may be, except to the extent that, subject to Section 1.01(2), such terms are defined or modified in this Trust Indenture or the context otherwise requires.

(2)               In this Indenture, the following terms will have the following meanings:

“Act” means the Securities Act (Ontario), as in effect from time to time;

“Administration Agreement” means the administration agreement dated as of March 31, 1999 between the Trust and the Administrative Agent, as amended, supplemented, modified, restated or replaced from time to time;

“Administrative Agent” means RBC, its successors and assigns, appointed as administrative agent to the Trust under the Administration Agreement;

“Affiliate” means, with respect to any specified Person, any other Person controlling, controlled by or under common control with such specified Person and, for the purposes of this definition, “control” means, in respect of any specified Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing;

“Amendment” has the meaning specified in Section 13.01(1) hereof;

“Asset Interests” means (i) a Series Ownership Interest (including, without limitation, any Asset Interest Enhancement relating thereto), (ii) generally, whole or undivided interests in, or interests in pools of, credit card receivables and related assets originated by an Originator and transferred pursuant to the Pooling and Servicing Agreement or other applicable Securitization Agreement, and (iii) any other rights, interests and benefits acquired by the Trust pursuant to the terms of the Programme Agreements (including, without limitation, any Credit Enhancement Agreements);

“Asset Interest Enhancement” means, with respect to any Asset Interests, any letter of credit, surety bond, cash reserve account, spread account, guaranteed rate agreement, liquidity facility, tax protection agreement, interest rate swap agreement, loan agreement, enhancement agreement or other similar arrangement established for the benefit of the owner or co-owner of such Asset Interest;

“Asset Interest Enhancer” means any Person providing Asset Interest Enhancement pursuant to an Asset Interest Enhancement Agreement, and any successor or assign of such Person;

“Asset Interest Enhancement Agreement” means any agreement pursuant to which an Asset Interest Enhancer provides Asset Interest Enhancement;

“Beneficiary” has the meaning specified in Section 1.01(f) of the Declaration of Trust;

“Book-Entry Noteholder” means, with respect to a Book-Entry Note, the Person who is the beneficial owner of a Book-Entry Note;

“Book-Entry Note” means a Note held through the Book-Entry System as described in Section 2.11 hereof;

“Book-Entry System” means the record entry securities transfer and pledge system administered by the Clearing Agency in accordance with its operating rules and procedures;

“Business Day” means any day other than (a) a Saturday or a Sunday or (b) a day on which banks in the City of Toronto, Ontario are not open for business;

“Canadian Dollars” and “Cdn. $” means the lawful currency of Canada;

“CDS” means The Canadian Depository for Securities Limited, its successors and assigns;

“Certificate of the Trust” or “Certificate” means a certificate executed by a Responsible Officer of the Issuer Trustee as trustee of the Trust or of the Administrative Agent on behalf of the Issuer Trustee;

“Class of Notes” means, in respect of a Series of Notes, each class of Notes of such Series of Notes issued pursuant to this Indenture and the Related Supplement;

“Clearing Agency” means CDS or, if otherwise specified in the Related Supplement with respect to the Notes of any particular Series of Notes, any other organization registered as a “clearing agency” pursuant to the Act;

“Clearing Agency Letter of Representation” means any letter of representation provided by the Trust to a Clearing Agency with respect to procedures under the Book-Entry System;

“Collateral” means the property, assets and undertaking of the Trust and all rights and benefits thereunder granted, transferred, assigned, mortgaged, pledged, set over, charged or otherwise encumbered as security for the Secured Obligations pursuant to Article Four hereof and under the Related Programme Agreements;

“Collateral Account” has the meaning specified in Section 9.07;

“Collections” means all cash collections and other cash proceeds of Asset Interests including, without limitation, any collection of such Asset Interests deemed to have been received pursuant to a Securitization Agreement or any proceeds of sale of such Asset Interests;

“Counsel” means, in the case of Counsel to the Indenture Trustee, any barrister, solicitor or other lawyer or firm of barristers, solicitors or other lawyers retained or employed by the Indenture Trustee (who may, except as otherwise expressly provided in this Indenture, also be Counsel to the Trust) and, in the case of Counsel to the Trust, any barrister, solicitor or other lawyer or firm of barristers, solicitors or other lawyers retained or employed by the Trust;

“Credit Enhancement” means any letter of credit, surety bond, cash reserve account, spread account, guaranteed rate agreement, liquidity facility, tax protection agreement, interest rate swap agreement, loan agreement, enhancement agreement or other similar arrangement established for the benefit of the Trust in relation to one or more Series of Notes or within a Series of Notes, one or more Classes of Notes;

“Credit Enhancement Agreement” means any credit enhancement agreement entered into between the Trust and one or more Persons providing Credit Enhancement in respect of one or more Series of Notes or within a Series of Notes, one or more Classes of Notes;

“Credit Enhancer” means any Person providing Credit Enhancement to the Trust pursuant to a Credit Enhancement Agreement and any successor or assign of such Person;

“Custodian” means The Trust Company of Bank of Montreal, in its capacity as agent, nominee and bare trustee under the Pooling and Servicing Agreement, and any successor agent appointed in accordance with the terms of such agreement;

“DBRS” means Dominion Bond Rating Service Limited, or its successor;

“Declaration of Trust” means the declaration of trust made as of March 31, 1999 providing for the establishment of the Trust as a trust under the laws of the Province of Ontario, as amended and restated and as the same may be further amended, supplemented, modified or restated from time to time;

“Definitive Notes” means certificates representing Notes in the form specified in the Related Supplement;

“Distribution Account” has the meaning specified in Section 5.04(a) of the Pooling and Servicing Agreement;

“Eligible Deposit Account” in relation to any Series of Notes has the meaning specified in the Related Securitization Agreement or if not so specified in the Related Supplement;

“Eligible Institution” in relation to any Series of Notes has the meaning specified in the Related Securitization Agreement or, if not so specified, in the Related Supplement;

“Eligible Investment” means, in relation to a Series of Notes and the investment of funds on deposit in Related Series Accounts, Related Note Liquidation Accounts and Related Collateral Accounts, investments which satisfy the criteria for Eligible Investments as specified in the Related Securitization Agreement or if not so specified, such investments which satisfy the criteria specified in the Related Supplement;

“Equivalent Amount” means, on any given date, the amount of Canadian Dollars resulting from the conversion of a specified amount of any other currency converted (i) at the spot rate quoted on such date for wholesale transactions by RBC at its main branch in Toronto at approximately noon (Toronto time) in accordance with its normal practice; or (ii) if the specified amount of such other currency is the subject of a Hedging Agreement which provides for the delivery of or conversion to an equivalent amount of Canadian Dollars, the specified amount of such other currency shall be deemed to be converted to an amount in Canadian Dollars at the effective rate under such Hedging Agreement;

“Event of Default” has the meaning ascribed thereto in Section 8.01 hereof;

“Extraordinary Noteholder Direction” has the meaning specified in Section 11.09 hereof;

“Governmental Authority” means Canada, any province or other political subdivision thereof and any entity therein exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government;

“Hedging Agreement” means any currency exchange or interest rate exchange agreement, interest rate cap, collar or floor agreement, forward rate or currency agreement or other similar agreement and options with respect thereto, in connection with or related to the Notes or any Series of Notes or any Class of Notes, the obligations of the Trust as borrower under any credit agreement or loan agreement or the acquisition of Asset Interests, between the Trust and any Person with a High Rating;

“High Rating” means in relation to any Series of Notes or within a Series of Notes, any Class of Notes, in respect of any Person, the rating specified in the Related Supplement;

“Indenture” means this Indenture, as amended, supplemented, modified or restated from time to time, and the expressions “hereof”, “herein”, “hereto”, “hereunder”, hereby” and similar expressions refer to this Indenture and not to any Article, Section, paragraph, subparagraph or clause hereof;

“Indenture Trustee” means CIBC Mellon Trust Company, as indenture trustee, or any successor appointed in accordance with Article Twelve hereof;

“Issuer Trustee” means TD Trust Company, as issuer trustee for the Trust, and any successor thereto appointed pursuant to Article Five of the Declaration of Trust;

“ITA” means the Income Tax Act (Canada), as the same may be amended, restated, re-enacted or replaced from time to time;

“Lien” means any mortgage, deed of trust, pledge, hypothecation, hypothec, assignment (whether absolute or by way of security), deposit arrangement, encumbrance, lien (statutory or other), preference, deemed trust, participation interest, security interest, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing;

“Lien Hereof” has the meaning specified in Section 4.01(1) hereof;

“Noteholder” or “holder” means, with respect to a Note which is in bearer form, the bearer thereof from time to time and, with respect to a Note which is in registered form, the Person in whose name the Note is registered in the Note Registers from time to time in accordance with the provisions of this Indenture;

“Noteholder Direction” means, except as otherwise provided herein, (i) a direction by the Noteholders representing more than 50% of the aggregate unpaid principal amount of the Notes then outstanding represented at a meeting of the Noteholders called for the purpose of providing such direction in accordance with Article Eleven or (ii) a direction pursuant to a document or documents in writing signed by the Noteholders then outstanding in accordance with Section 11.15 hereof;

“Note Liquidation Account” means an account established by or on behalf of the Indenture Trustee pursuant to Section 5.03;

“Note Registers” means the registers providing for the registration of the Notes which the Indenture Trustee is required to maintain pursuant to Section 2.06 hereof;

“Notes” means the asset-backed notes from time to time issued pursuant to this Indenture and any Related Supplement, which may include one or more Series of Notes and within a Series of Notes, one or more Classes of Notes;

“Obligor” means a Person obligated to make payments with respect to Asset Interests, whether as principal debtor or guarantor thereof, and such Person’s successors and assigns;

“Originator” means RBC or any of RBC Affiliates, and their successors and assigns;

“Participant” means a broker, dealer, bank or other financial institution or other Person who is a participant in the Book-Entry System and on whose behalf a Clearing Agency or its nominee holds Notes;

“Payment Day” means any day in a month upon which periodic payments of principal, if applicable, and interest are to be paid on any Notes;

“Person” means any individual, corporation, partnership, joint venture, association, unincorporated organization, syndicate, bank, trust, government or any department or agency thereof, or any other entity whether acting as an individual, fiduciary or in any other capacity;

“Pooling and Servicing Agreement” means the pooling and servicing agreement dated the date hereof between RBC, as Seller (as defined therein) and Initial Servicer (as defined therein) and The Trust Company of Bank of Montreal, as Custodian (as defined therein), as such agreement may be further amended, supplemented, modified, restated or replaced from time to time;

“Principal Terms” means, with respect to any particular Series of Notes, any of:

(a)	the name or designation of such Series of Notes or, if applicable, each Class of Notes of such Series of Notes;

(b)	the aggregate principal amount of such Series of Notes or, if applicable, each Class of Notes of such Series of Notes, which may be issued;

(c)	the interest rates, if any, applicable to such Series of Notes or, if applicable, each Class of Notes of such Series of Notes and the period over which any interest is to accrue;

(d)	the Payment Days, if any, and Record Dates (if different from the date determined pursuant to Section 2.06(6)) applicable to such Series of Notes or, if applicable, each Class of Notes of such Series of Notes;

(e)	the language and currency of such Notes;

(f)	the method for allocating principal and interest and other Collections to fund payments to such Series of Notes or, if applicable, each Class of Notes of such Series of Notes;

(g)	the form of such Series of Notes or, if applicable, each Class of Notes of such Series of Notes;

(h)	the maturity dates of such Series of Notes or, if applicable, each Class of Notes of such Series of Notes;

(i)	a description of any items required to be delivered to the Indenture Trustee on the Related Series Issuance Date pursuant to Section 2.03(2)(f);

(j)	whether such Notes are to be Definitive Notes or Book-Entry Notes or whether such Notes may be issued in bearer form and any limitations imposed thereon;

(k)	the minimum amounts and denominations in which such Series of Notes or, if applicable, each Class of Notes of such Series of Notes may be issued;

(l)	whether and in what manner Section 4.01(2) is applicable to such Notes;

(m)	any additional Related Events of Default;

(n)	provisions, the specification of which in the Related Supplement is required or permitted under this Indenture;

(o)	any terms which amend, supplement, modify, restate or replace the terms of this Indenture as such pertain to such Series of Notes or, if applicable, each Class of Notes of such Series of Notes; and

(p)	any other provisions expressing or referring to the terms or conditions upon which such Series of Notes or, if applicable, each Class of Notes of such Series of Notes are to be issued under this Indenture;

“Programme Agreements” means, at any time, collectively, this Indenture, the Declaration of Trust, the Administration Agreement, Hedging Agreements, Securitization Agreements, Credit Enhancement Agreements, Asset Interest Enhancement Agreements, Servicing Agreements, Subordinated Loan Agreements and Underwriting Agreements, in effect at such time;

“Rating Agencies” means with respect to a Series of Notes or Class of Notes each credit rating agency, if any, as the Trust may from time to time designate in relation to such Series of Notes or Class of Notes and any reference to a Rating Agency in relation to a Series of Notes or Class of Notes shall only apply to such rating agency if it is then rating the Series of Notes or Class of Notes;

“Rating Agency Condition” shall mean, with respect to any specified action or condition in relation to a Series of Notes or Class of Notes, as the context requires, a requirement that each Rating Agency for the Series of Notes or Class of Notes shall have notified the Seller, the Servicer, the Custodian and the Co-Owners of the Series or Class or their Agent in writing that such action will not result in a reduction or withdrawal of the rating in effect immediately before the taking of such action with respect to the Series of Notes or Class of Notes with respect to which it is a Rating Agency, and any reference to a Rating Agency Condition applicable in circumstances where an existing Series of Notes or Class of Notes and all Related Securities therefor are not then rated or where a Rating Agency has not been specified with respect thereto shall be deemed to be satisfied only upon the written agreement of each Co-Owner (or its Agent) of the Series of Notes or Class of Notes, the Seller and each Credit Enhancer under a related Credit Enhancement Agreement;

“RBC” means Royal Bank of Canada, and its successors and assigns;

“RBC Affiliate” means an affiliate of RBC within the meaning of the Bank Act (Canada);

“Receiver” means one or more of a receiver, receiver-manager or receiver and manager of all or a portion of any Collateral appointed pursuant to Article Nine hereof;

“Record Date” shall have the meaning prescribed in Section 2.06(6);

“Related” is used in reference to the Notes of a particular Series of Notes and means, when used in conjunction with:

(a)	“Asset Interest”: the Asset Interest the purchase of which is financed or refinanced by the issuance of such Notes;

(b)	“Asset Interest Enhancement”: Asset Interest Enhancement provided pursuant to a Related Asset Interest Enhancement Agreement in respect of Related Asset Interests;

(c)	“Asset Interest Enhancement Agreement”: an Asset Interest Enhancement Agreement pursuant to which Asset Interest Enhancement has been provided in respect of Related Asset Interests;

(d)	“Asset Interest Enhancer”: an Asset Interest Enhancer under a Related Asset Interest Enhancement Agreement;

(e)	“Collateral”: that portion of the Collateral comprising (i) the Related Asset Interest; (ii) any Related Collections; (iii) all amounts in the Related Distribution Account and the Related Collateral Account; (iv) all Eligible Investments thereof and the proceeds of such Eligible Investments; and (v) all other property, assets and undertaking as may be specified in the Related Supplement;

(f)	“Collateral Account”: has the meaning specified in Section 9.07 hereof;

(g)	“Collections”: all Collections with respect to Related Asset Interests;

(h)	“Credit Enhancement”: Credit Enhancement provided pursuant to a Related Credit Enhancement Agreement;

(i)	“Credit Enhancement Agreement”: a Credit Enhancement Agreement pursuant to which Credit Enhancement has been provided in respect of such Notes;

(j)	“Credit Enhancer”: a Credit Enhancer under a Related Credit Enhancement Agreement;

(k)	“Distribution Account”: the account defined as such and established by the Trust pursuant to the Related Securitization Agreement;

(l)	“Event of Default”: each Event of Default described in Section 8.01 in respect of such Notes;

(m)	“Expenses”: those expenses which the holders of such Notes will be responsible for either fully or on a Related Proportionate Share basis;

(n)	“Hedging Agreement”: a Hedging Agreement relating to such Notes;

(o)	“Note Liquidation Account”: the Note Liquidation Account established by or on behalf of the Indenture Trustee pursuant to Section 5.03 for the purpose of paying such Notes;

(p)	“Originator”: the Originator under a Related Securitization Agreement;

(q)	“Payment Day”: the Payment Day specified in the Related Supplement;

(r)	“Programme Agreements”: this Indenture, the Declaration of Trust, the Administration Agreement, and any Related Hedging Agreements, any Related Securitization Agreement, any Related Credit Enhancement Agreement, Related Servicing Agreements, Related Subordinated Loan Agreements, Related Underwriting Agreements and Related Supplements in effect from time to time;

(s)	“Proportionate Share”: at any time with respect to Notes of such Series of Notes, the outstanding principal amount of such Notes at such time divided by the outstanding principal amount of all Notes of all Series of Notes at such time;

(t)	“Rating Agency”: a Rating Agency which has established a rating for such Notes;

(u)	“Secured Obligations”: all Secured Obligations relating to the holders of such Notes and to Specified Creditors under the Related Programme Agreements, including the Related Expenses;

(v)	“Securitization Agreement”: a Securitization Agreement entered into by the Trust in connection with the purchase, other acquisition or creation of Related Asset Interests;

(w)	“Series Issuance Date”: the date upon which the first of such Notes are issued or are to be issued;

(x)	“Series Purchase Agreement”: the Series Purchase Agreement entered into by the Trust in connection with the purchase of a Series Ownership Interest which forms part of the Related Collateral;

(y)	“Servicer”: the Servicer of Related Asset Interests under a Related Servicing Agreement or Securitization Agreement;

(z)	“Servicing Agreement”: a Servicing Agreement providing for the servicing of the Related Asset Interests;

(aa)	“Specified Creditors”: collectively, the holders of such Notes, Related Credit Enhancers, counterparties pursuant to Related Hedging Agreements, Related Originators to which payments are due from the Trust under Related Securitization Agreements as permitted under such agreements (other than as Servicer), lenders pursuant to Related Subordinated Loan Agreements, Related Servicers (other than Related Originators) and the Indenture Trustee, Issuer Trustee and Administrative Agent to the extent their claims relate to such Notes or the Related Asset Interests;

(bb)	“Subordinated Loan Agreement”: a Subordinated Loan Agreement in respect of such Notes and the Related Asset Interests;

(cc)	“Supplement”: a supplement to this Indenture executed in connection with the creation and issuance of such Notes; and

(dd)	“Underwriting Agreement”: an Underwriting Agreement in respect of such Notes;

“Requirements of Law” means any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, and, when used with respect to any Person, the certificate of incorporation and by-laws or other charter, constating or governing documents of such Person;

“Responsible Officer” means, when used with respect to (a) the Issuer Trustee or the Indenture Trustee, any Vice President, Assistant Vice President, Assistant Secretary, Assistant Treasurer, Senior Manager or Manager, and any other employee authorized by the Issuer Trustee or Indenture Trustee for such purpose, (b) the Administrative Agent, any officer or employee of the Administrative Agent or any attorney-in-fact of the Administrative Agent who in either case is involved in or responsible for the performance by the Administrative Agent of its duties under the Administration Agreement;

“Secured Obligations” means with respect to a Series of Notes or Class of Notes all present and future debts, expenses and liabilities, direct or indirect, absolute or contingent, due, owing or accruing due or owing from time to time by the Trust to the Related Specified Creditors in their capacity as such;

“Securitization Agreement” means the Pooling and Servicing Agreement, a Series Purchase Agreement relating to a Series Ownership Interest (or any interest therein acquired by the Trust), and any other agreement, entered into by the Trust and an Originator and, in certain cases, other parties, in connection with a programme structured by or on behalf of the Trust to provide one or more advances or payments to such Originator in connection with the purchase, other acquisition, creation, sale or other disposition of Asset Interests;

“Security Documents” means, collectively, each security document delivered from time to time pursuant to any provision of this Indenture and Related Supplement, including those agreements, instruments and documents delivered pursuant to Sections 4.02, 4.06 and 6.01(i), as each may be amended, supplemented, modified, restated or replaced from time to time;

“Security Interests” means all security interests, mortgages, charges, pledges, grants, assignments and hypothecs granted to the Indenture Trustee pursuant to Section 4.01(1) in the Collateral as security for the Secured Obligations;

“Series of Notes” means any series of Notes issued pursuant to this Indenture and any Related Supplement;

“Series Ownership Interest” means any Series (as such term is defined in the Pooling and Servicing Agreement);

“Series Purchase Agreement” has the meaning attributed to such term in the Pooling and Servicing Agreement;

“Servicer” means a Servicer designated to collect payments in respect of Asset Interests and to perform other tasks associated therewith under a Servicing Agreement;

“Servicing Agreement” means the Pooling and Servicing Agreement, the Series Purchase Agreements relating to any Series Ownership Interests (or any interest therein) acquired by the Trust, and any other agreement entered into between the Trust and any Person providing for the present or future servicing or administration of Asset Interests;

“Specified Creditors” means with respect to a Series of Notes or Class of Notes, (a) the Noteholders of such Series of Notes or Class of Notes, and (b) Credit Enhancers, Originators to which payments are due from the Trust under the Related Securitization Agreements as permitted under such agreements (other than as Servicer), the Administrative Agent, the Indenture Trustee, counterparties pursuant to Hedging Agreements, the Issuer Trustee, the lenders pursuant to Subordinated Loan Agreements and Servicers (other than Originators) in each case in respect of such Series of Notes or Class of Notes;

“Subordinated Loan Agreement” means any loan agreement between an Originator and the Trust, pursuant to which such Originator lends money to the Trust on a subordinated basis, as amended, supplemented, modified or restated from time to time;

“Trust Insolvency Event” means the admission by the Issuer Trustee on behalf of the Trust that the Trust is unable to pay its liabilities generally as they become due, or the making by the Issuer Trustee of a general assignment for the benefit of the creditors of the Trust, or any other acknowledgement by the Issuer Trustee of the insolvency of the Trust, or the institution of any proceeding by or against the Trust seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, dissolution, reorganization, arrangement, adjustment, protection, relief or composition of its debts under any law relating to bankruptcy, insolvency, reorganization, moratorium or relief of debtors or seeking the entry of an order for relief by the receiver, trustee or other similar official for the Trust or for any substantial part of its property and if such proceeding has been instituted against the Trust either such proceeding has not been stayed or dismissed within forty-five (45) days or any of the actions sought in such proceeding (including the entry of an order for relief or the appointment of a receiver), are granted in whole or in part, or the private appointment of a receiver in respect of the Trust or of the property of the Trust or any substantial part thereof;

“Trust Property” means, as of any particular time, all assets of the Trust and all property, real, personal or otherwise, tangible or intangible, which has been transferred, conveyed or paid to, or acquired by the Trust, including all income, earnings, profits and gains therefrom, and which at such time is owned or held by the Trust;

“Underwriter” means one or more Persons who are parties to an Underwriting Agreement (other than the Issuer Trustee or an Originator) for the purpose of facilitating the sale and distribution of the Notes referred to in the Underwriting Agreement;

“Underwriting Agreement” means any agreement which may be entered into from time to time between the Trust and a Person providing for the sale and distribution of Notes of the Trust; and

“Written Order” means, with respect to a Series of Notes or Class of Notes, and except as otherwise provided in the Related Supplement, a written order or request by the Trust and delivered to the Indenture Trustee as required hereunder.

1.02	Meaning of “Outstanding” for Certain Purposes.

Each Note created, issued, certified and delivered in accordance with the terms hereof will be deemed to be outstanding until it has been surrendered by the Noteholder to the Indenture Trustee and cancelled by the Indenture Trustee, or until a new Note has been created and issued in substitution for such Note under Section 2.08, or until monies for the payment thereof have been deposited by the Trust to the Note Liquidation Account pursuant to Section 2.12(2) hereof; provided, however, that:

(a)	where a new Note has been created and issued in substitution for a Note which has been mutilated, lost, stolen or destroyed, only the substituted Note will be counted for the purpose of determining the aggregate unpaid principal amount of Notes then outstanding;

(b)	Notes on which a notation of partial redemption shall have been made pursuant to the terms and conditions attaching to such Notes shall be deemed to be outstanding only to the extent of the unredeemed part of the principal amount thereof; and

(c)	for the purpose of any provision of this Indenture entitling the holder of outstanding Notes of a Series or Class of Notes to vote, sign consents, requests, requisitions, Noteholder Directions or other instruments or take any action under this Indenture, Notes of a Series or Class of Notes owned legally or equitably by or for the benefit of the Trust or an Originator, an Originator’s Affiliates or any entity controlled by an Originator shall be disregarded except that:

(i)	for the purpose of determining whether the Indenture Trustee shall be protected in relying on any such vote, consent, request, requisition, Noteholder Direction or other instrument or action, only the Notes of such Series of Notes or Class of Notes of which the Indenture Trustee has actual notice that they are so owned shall be so disregarded; and

(ii)	Notes so owned which have been pledged in good faith other than to the Trust or an Originator, an Originator’s Affiliates or any entity controlled by an Originator shall not be so disregarded if the pledge shall establish to the satisfaction of the Indenture Trustee the pledgee’s right to vote such Notes in his discretion free from the control of the Trust or such Originator, Originator’s Affiliates or any entity controlled by such Originator and the terms of the pledge thereof as to the right to vote shall govern.

1.03	Number and Gender.

In this Indenture, words importing the singular number include the plural and vice versa and words importing gender include all genders.

1.04	Headings and Table of Contents.

The division of this Indenture into Articles, Sections and other subdivisions, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Indenture or the Notes.

1.05	References to Sections and Articles.

Unless otherwise provided, all references herein to Sections or Articles are references to Sections and Articles of or to this Indenture.

1.06	Proper Law of Indenture.

This Indenture will be governed by the laws of the Province of Ontario and the laws of Canada applicable therein.

1.07	Severability.

Save and except for any provision or covenant contained herein which is fundamental to the subject matter of this Indenture (including, without limitation, those that relate to the payment of money), the invalidity or unenforceability of any provisions or covenants hereof or herein contained will not affect the validity or enforceability of any other provision or covenant hereof or herein contained and any such invalid or unenforceable provision or covenant will be deemed to be severable.

1.08	Computation of Time Periods.

In this Indenture, with respect to the computation of periods of time from a specified date to a later specified date, unless otherwise expressly stated, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.

1.09	Non-Business Days.

Unless expressly provided to the contrary herein or in any Related Supplement, whenever any payment to be made hereunder shall be due, any period of time would begin or end, any calculation is to be made or any other action is to be taken on, or as of, or from a period ending on, a day other than a Business Day, such payment shall be made, such period of time shall begin or end, such calculation shall be made and such other actions shall be taken, as the case may be, on, or as of, or from a period ending on, the next succeeding Business Day.

Any payment made after 3:00 p.m. (Toronto time) on a Business Day shall be deemed to be made on the next following Business Day.

1.10	Accounting Principles.

Where the character or amount of any assets or liabilities or item of revenue or expense is required to be determined, or any consolidation or other accounting computation is required to be made for the purpose of this Indenture, such determination or calculation shall, to the extent applicable and except as otherwise specified herein or as otherwise agreed in writing by the parties, be made in accordance with generally accepted accounting principles applied on a consistent basis. Wherever in this Indenture reference is made to generally accepted accounting principles, such reference shall be deemed to be to the generally accepted accounting principles from time to time approved by the Canadian Institute of Chartered Accountants, or any successor institute, applicable as at the date on which such calculation is made or required to be made in accordance with generally accepted accounting principles.

1.11	Currency.

Unless stated otherwise, all amounts herein are stated in Canadian Dollars.

1.12	References to Acts of the Trust.

The Trust shall act at all times through the Issuer Trustee or the Administrative Agent, and any reference in this Indenture to an action by the Trust shall mean an action by either the Issuer Trustee or the Administrative Agent (including by a Responsible Officer thereof) on behalf of the Trust. Any execution of any documents by the Trust provided for or contemplated hereunder or under any other Programme Agreement shall be effected by the execution of such documents by a Responsible Officer of the Issuer Trustee or the Administrative Agent on behalf of the Trust; provided, however, that only the Issuer Trustee (including a Responsible Officer thereof) shall execute any Notes created and issued pursuant hereto. Any obligation of the Trust hereunder performed by the Administrative Agent on behalf of the Trust will be deemed to have been performed by the Trust and any payments referred to hereunder received or received and applied against the Notes by the Administrative Agent on behalf of the Trust will be deemed to have been received or received and applied by the Trust. The Indenture Trustee shall be entitled to assume that any individual executing documents on behalf of the Issuer Trustee or the Administrative Agent (when the Issuer Trustee or the Administrative Agent is executing a document on behalf of the Trust) is authorized to do so unless the Indenture Trustee has actual knowledge to the contrary.

1.13	Discontinuance and Changes in Designation of Ratings.

In applying any definition or other term or provision hereof which contemplates a specific rating of a Rating Agency, (a) each Rating Agency specified will include any successor thereof at the time (whether as a result of a change in name, an amalgamation, merger or other reorganization, or otherwise), (b) if a specified Rating Agency and any successor ceases to exist, the reference to such Rating Agency and its ratings shall not be applicable, (c) if a specified Rating Agency changes the designation of its debt rating categories, the debt rating categories specified will refer to each debt rating category of the Rating Agency at the time which can be determined to be equivalent to the specified rating categories of the Rating Agency and (d) if another or alternative credit rating agency is selected by the Trust in respect of the Notes, the reference to a debt rating category shall, in respect of such additional or alternative credit rating agency, be deemed to include a reference to the equivalent rating category of such additional or alternative credit rating agency.

1.14	English Language.

The parties hereto acknowledge that this Indenture, each Related Supplement and each document related hereto and thereto (whether or not any of such documents is also drawn up in French) has been drawn up in English at the express will of the parties. Les parties à ces présents conviennent que ces présents ainsi que tout document qui s’y rattache (incluant tout document rédigé en français et en anglais) soient rédigés en langue anglaise à la volonté expresse des parties.

Article 2
THE NOTES

2.01	Notes.

The Trust hereby authorizes the creation of the Notes. The aggregate principal amount of Notes which may be created, issued and outstanding hereunder at any time shall be unlimited, provided, however, that Notes may be created and issued under this Indenture only upon and subject to the terms and conditions provided herein. The aggregate principal amount of Notes of a particular Series of Notes which may be created and issued pursuant to this Indenture is limited to the aggregate principal amount of Notes of such Series of Notes specified in the Related Supplement, if any.

2.02	Requirements for Initial Creation of Notes.

Notes may be created by the Issuer Trustee, as trustee of the Trust, in accordance with the provisions hereof, provided that on or prior to the initial creation of Notes hereunder, the Issuer Trustee shall have delivered to the Indenture Trustee:

(a)	the Declaration of Trust; and

(b)	the Administration Agreement;

and the provisions of Section 2.03(2) shall have been satisfied.

2.03	Creation and Issuance of Series of Notes.

(1)            The Notes may, at the election of the Issuer Trustee, be created and issued in one or more Series of Notes and within a Series of Notes, Classes of Notes with such further particular designations added or incorporated in such title for the Notes of any particular Series of Notes as the Issuer Trustee may determine. All Notes of the same Series of Notes and Class of Notes at any time outstanding shall be identical in all respects except for the denominations and dates thereof and as may be otherwise specified in the Related Supplement. All Notes of a particular Series of Notes, or within a Series of Notes, a particular Class of Notes, created and issued under this Indenture shall be in all respects entitled, equally and ratably with all other Notes of such Series of Notes or Class of Notes of such Series of Notes, as applicable, to the benefits hereof and of the Related Supplement without preference, priority or distinction on account of the actual time or times of certification and delivery, all in accordance with the terms and provisions of this Indenture and the Related Supplement.

(2)            In order to create Notes of any particular Series of Notes hereunder, the Issuer Trustee and the Indenture Trustee shall, on or before the Related Series Issuance Date, execute and deliver a Related Supplement. The terms of such Related Supplement may amend, supplement, modify, restate or replace the terms of this Indenture solely as applied to such Series of Notes. The obligation of the Indenture Trustee to execute and deliver the Related Supplement is subject to the satisfaction of the following conditions:

(a)	copies of any Related Securitization Agreement, Related Credit Enhancement Agreement, Related Servicing Agreement, Related Hedging Agreement, Related Subordinated Loan Agreement and Related Underwriting Agreement then in effect shall have been delivered to the Indenture Trustee;

(b)	a Clearing Agency Letter of Representation, if any, to the extent applicable to such Notes shall have been delivered to the Indenture Trustee and the Clearing Agency by the Administrative Agent;

(c)	the Rating Agency Condition shall have been satisfied with respect to such Series of Notes;

(d)	the Indenture Trustee shall have received a Certificate of the Trust certifying that, as of the date of such execution and delivery, (i) the representations and warranties set forth in Section 7.01 are true and correct in all material respects; and (ii) the Issuer Trustee has established or caused to be established the Related Distribution Account prior to the Related Series Issuance Date;

(e)	in the event that an offering memorandum, prospectus or other similar document is required or is to be provided to prospective purchasers of any such Series of Notes (as to which the Indenture Trustee shall have no duty or role in determining), the Related Originator shall have executed and delivered to the Issuer Trustee an indemnity relating to any misrepresentations contained therein in form and substance satisfactory to the Issuer Trustee;

(f)	any other items specified in the Related Supplement shall have been executed by and delivered to the appropriate Persons;

(g)	the Indenture Trustee shall have established or caused to have established the Related Note Liquidation Accounts prior to the Related Series Issuance Date;

(h)	the Indenture Trustee shall have received an opinion of Counsel for the Trust, in form and substance acceptable to the Indenture Trustee, stating that all requirements imposed by the terms of this Indenture for the creation of such Notes have been fulfilled in accordance with the terms of this Indenture; and

(i)	the Indenture Trustee shall have received a Certificate of the Trust, certifying that, as of the date of such execution and delivery, that no event shall have occurred which would constitute an Event of Default nor shall the issue of the Notes constitute or result in the occurrence of an Event of Default.

2.04	Execution, Certification and Delivery.

(1)            The Notes shall be executed on behalf of the Trust by a Responsible Officer of the Issuer Trustee. The signature(s) of such Responsible Officer(s) on the Notes may be manual or mechanically reproduced in facsimile and Notes bearing such facsimile signature shall be valid and binding upon the Trust as if a Responsible Officer had manually signed such Note. Notes bearing the manual or facsimile signature of an individual who was, at the time when such signature was affixed, a Responsible Officer of the Issuer Trustee shall be valid and binding upon the Trust, notwithstanding that such individual ceased to be a Responsible Officer of the Issuer Trustee prior to the certification and delivery of such Notes or does not hold such office at the date of creation and issuance of such Notes. The form of Notes of any particular Series of Notes and the certificate of the Indenture Trustee to be endorsed thereon shall be substantially in the forms set out in the Related Supplement, with such appropriate legends (if applicable), insertions, omissions, substitutions and variations as may be approved by or permitted under the terms hereof or of the Related Supplement or as the Issuer Trustee and the Indenture Trustee may approve for any proper purpose including, without limitation, compliance with securities laws of any jurisdiction in which the Notes are offered or sold. In the event of any conflict or inconsistency between the English language in the Note and the French language in the Note, the English language shall govern.

(2)            The Issuer Trustee may at any time and from time to time deliver Notes executed by it to the Indenture Trustee for certification.

(3)            Subject to Section 2.11, the Indenture Trustee shall certify Notes from time to time and make such Notes available for pick-up without receiving any consideration therefor upon receipt by and deposit with the Indenture Trustee of a Written Order for the certification and delivery of the Notes specifying for each such Note the name and address of the payee and the date, principal amount and interest rate, if applicable, of the Note.

(4)            No Noteholder shall be entitled to any right or benefit under this Indenture, and such Note shall not be valid or binding for any purpose, unless such Note contains a certificate executed by the Indenture Trustee as evidenced by the manual signature of a Responsible Officer of the Indenture Trustee. Such signature upon any such Note shall be conclusive evidence, and the only evidence, that such Note has been duly certified, issued and delivered hereunder.

(5)            The signing by the Indenture Trustee of the Notes shall not be construed as a representation or warranty by the Indenture Trustee as to the validity of this Indenture or such Notes or the creation and issuance of such Notes, and the Indenture Trustee shall in no respect be liable or answerable for the use made of such Notes or the proceeds thereof. The signing of a Note by the Indenture Trustee shall, however, be a representation and warranty by the Indenture Trustee that such Note has been duly signed and delivered in accordance with the terms of this Indenture and the Related Supplement.

(6)            The certification and delivery of any Note by the Indenture Trustee shall constitute the issuance of such Note pursuant to the terms of this Indenture and the Related Supplement as of the date of such delivery.

2.05	Temporary Notes.

(1)            Pending the preparation of Definitive Notes, the Trust may execute, and upon Written Order the Indenture Trustee shall certify and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially in the form of the Definitive Notes in lieu of which they are issued and with such variations as the Issuer Trustee and the Indenture Trustee may determine, as evidenced by the Indenture Trustee’s certification of such Notes.

(2)            If temporary Notes are certified and delivered, the Trust shall cause Definitive Notes to be prepared without unreasonable delay. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency of the Indenture Trustee to be maintained as provided in Section 2.06, without charge to the holder. Upon surrender for cancellation of any one or more temporary Notes, the Trust shall execute and the Indenture Trustee shall certify and deliver in exchange therefor a like principal amount of Definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

(3)            The provisions of this Section 2.05 do not apply with respect to Book-Entry Notes.

2.06	Registration, Transfer and Exchange.

(1)            The Indenture Trustee shall at all times while Notes are outstanding cause to be kept by and at its principal office in the City of Toronto or such other location as it may designate from time to time Note Registers in respect of each Series of Notes or, if applicable, Class of Notes in which will be entered the name of each Noteholder or Clearing Agency or its nominees, as the case may be, or if issued to or to the order of the bearer, a notation to that effect, and particulars of each of the Notes (including Notes held through the Book-Entry System). The Indenture Trustee shall also at all times while any Notes in registered form are outstanding cause to be provided by and at its principal office in the City of Toronto or such other location as it may designate from time to time facilities for the exchange and transfer of Notes. The Indenture Trustee may from time to time provide additional facilities at its other offices or, with the approval of the Trust, at the offices of third parties for such registration, exchange and transfer. Except as provided in Section 2.06(5), no transfer of a Note in registered form nor any transmission thereof by death will be valid unless made at one of such offices by the Noteholder or by his or her executors, administrators or other legal representatives, or his or her or their attorney duly appointed by an instrument in writing, in form and as to execution satisfactory to the Indenture Trustee and upon compliance with such reasonable requirements as the Indenture Trustee may prescribe and upon surrender of the Note to the Indenture Trustee for cancellation, whereupon a new Note in an aggregate principal amount, currency and interest rate, if any, and with the same maturity date, will be issued to the transferee in exchange therefor. The Note Registers will, at all reasonable times on Business Days, be open for inspection by the Issuer Trustee, the Administrative Agent and any Noteholder.

(2)            Notes in any authorized denomination may be exchanged for an equal aggregate principal amount of Notes of the same Series of Notes and Class of Notes and having the same Principal Terms in any other authorized denomination or denominations. In every case of exchange of Notes of any denomination for other Notes and of any transfer of Notes in registered form, the Indenture Trustee may make a sufficient charge to reimburse it for any stamp taxes or governmental charge for its services and a reasonable sum per Note issued upon such exchange or transfer. Payment of such taxes and charges will be made by the party requesting the exchange or transfer as a condition precedent thereto.

(3)            In every case of exchange or transfer of a Note, the surrendered Note shall be cancelled.

(4)            Notes in bearer form may be exchanged for Notes in registered form and vice versa, any such exchange to be for Notes of the same Series of Notes and Class of Notes and having the same Principal Terms and an equivalent principal amount.

(5)            Notes in bearer form shall be transferable by delivery.

(6)            The Indenture Trustee shall not be required to make transfers or exchanges of any Notes for the period beginning on the close of business on the day which is 15 days (or such other number of days as may be specified in the Related Supplement) prior to a Related Payment Day (the “Record Date”) (or the next succeeding Business Day if such day is not a Business Day) through to and including such Related Payment Day.

2.07	Persons Entitled to Payment.

(1)            The Issuer Trustee, the Indenture Trustee, and the Administrative Agent may deem and treat the bearer of any Note payable to bearer as the absolute owner of such Note and shall not be affected by any notice to the contrary.

(2)            With respect to Notes in registered form, the Person in whose name the same shall be registered shall be deemed and treated as the absolute owner thereof for all purposes of this Indenture and payment of or on account of the principal and interest and premium, if any, on such Notes shall be made only to or upon the order in writing of the registered holder thereof free from all equities or rights of set off or counterclaim between the Trust and the original or any intermediate holder thereof, and all persons may act accordingly. None of the Indenture Trustee, the Trust or the Administrative Agent shall be affected by any notice to the contrary.

(3)            Delivery of a Note to the Indenture Trustee by the Noteholder shall, upon payment thereof, be a good discharge to the Trust of all obligations evidenced by such Note. The Indenture Trustee shall not be bound to inquire into the title of any such holder, except as ordered by a court of competent jurisdiction or as required by statute, nor shall it be bound to see to the execution of any trust affecting the ownership of any such Note or be affected by notice of any equity that may be subsisting in respect thereof.

(4)            In the case of the death of one or more joint registered holders, the principal of, and interest and premium, if any, on a Note may be paid to the survivor or survivors of such registered holders whose receipt thereof, accompanied by the delivery of such Note, shall constitute a valid discharge to the Indenture Trustee and the Trust.

(5)            Any payment of principal, interest or premium on any Note which is due on a day other than a Business Day shall be payable on the next succeeding Business Day without adjustment for interest thereon and such payment shall be deemed to have been made with the same force and effect as if made on the due date.

2.08	Mutilated, Destroyed, Lost or Stolen Notes.

If any Notes outstanding hereunder shall become mutilated or be lost, stolen or destroyed, the applicable Noteholder shall deliver to the Indenture Trustee a sworn affidavit of loss. Upon receipt of such affidavit, the Indenture Trustee shall certify and deliver a new Note of the same Series of Notes and Class of Notes and having the same Principal Terms and an equivalent principal amount as the one mutilated, lost, stolen or destroyed in exchange for and in place of and upon surrender and cancellation of such mutilated Note, or in lieu of and in substitution for such lost, destroyed or stolen Note. The substituted Note shall be entitled to the security hereof and rank equally in accordance with its terms with all other Notes of the same Series of Notes and Class of Notes created, issued, certified and delivered hereunder. The applicant for a new Note shall bear the cost of the issue thereof, and in case of loss, destruction or theft, as a condition precedent to the issue thereof shall furnish such an affidavit of loss in form satisfactory to the Issuer Trustee and the Indenture Trustee, and an indemnity in amount and form satisfactory to each of them, and shall pay all reasonable expenses of the Issuer Trustee and Indenture Trustee incidental thereto.

2.09	Cancellation of Notes.

All Notes surrendered or delivered to the Indenture Trustee for cancellation under this Indenture shall be forthwith cancelled by it as soon as practicable. If requested by the Issuer Trustee in writing, the Indenture Trustee shall furnish to it a cancellation certificate setting forth the numbers and denominations of the Notes so cancelled.

2.10	Protection of Notes.

(1)            The Indenture Trustee shall hold in safekeeping the Notes which have not been issued (but which have been delivered to the Indenture Trustee by or on behalf of the Issuer Trustee) pending receipt of a Written Order. The Indenture Trustee shall acknowledge receipt of the Notes so delivered by signing and returning to the Issuer Trustee an acknowledgement of receipt of the Notes, such acknowledgement to be in a form satisfactory to the Issuer Trustee.

(2)            The Indenture Trustee’s responsibility for any Notes held in its custody hereunder shall be limited to using the same diligence in physically safeguarding such Notes as it does for its own securities. The Indenture Trustee shall account for the unissued Notes held in its custody whenever so required by the Issuer Trustee. If at any time the Indenture Trustee shall discover that any of such Notes have been lost, damaged, destroyed, stolen or misappropriated, it shall promptly advise the Issuer Trustee thereof and identify, to the extent practicable, such Notes.

2.11	Book-Entry Notes.

(1)            Except as provided in the Related Supplement for any Notes of a particular Series of Notes and subject to Section 2.11(3), Notes of a particular Series of Notes, or, if applicable, of a particular Class of Notes of a Series of Notes, upon original issuance, shall be issued under the Book-Entry System, in the form of a single typewritten Note certificate representing the Book-Entry Notes, to be delivered to the Clearing Agency by or on behalf of the Issuer Trustee in respect of such Series of Notes or Class of Notes. The Notes shall initially be registered on the Note Registers in the name of the Clearing Agency or its nominee and no Book-Entry Noteholder will receive Definitive Notes representing such Noteholder’s interest in the Notes, except as provided in Section 2.11(3) or the Related Supplement. Unless and until Definitive Notes have been issued to the applicable Noteholders pursuant to Section 2.11(3) or as otherwise specified in the Related Supplement for any Notes:

(a)	the provisions of this Section 2.11 shall be in full force and effect;

(b)	the Issuer Trustee, the Indenture Trustee and the Administrative Agent may deal with the Clearing Agency for all purposes (including the making of payments and the delivery of any notice, report or other communication) as the registered holder of the Notes and as the authorized representative of the respective Book-Entry Noteholders;

(c)	to the extent that the provisions of this Section 2.11 conflict with any other provisions of this Indenture, the provisions of this Section 2.11 shall prevail;

(d)	the rights of the respective Book-Entry Noteholders shall be exercised only through the Clearing Agency (directly or by proxy in favour of the respective Participants) and shall be limited to those established herein and by law;

(e)	all transfers and exchanges of Book-Entry Notes must be made through the Book-Entry System and any person transferring a Book-Entry Note in such manner shall be deemed to have transferred to the transferee all of such Person’s rights and obligations in respect thereof; all transferees of Book-Entry Notes shall be deemed to have received and accepted such transfer and be deemed to have agreed to be bound by the provisions of this Agreement; and

(f)	for purposes of any provision of this Indenture requiring or permitting actions with the consent of, or at the direction of, holders of Notes evidencing a specified percentage of the aggregate unpaid principal amount of Notes then outstanding, the Indenture Trustee is entitled to act and rely upon the instructions of the Clearing Agency that it has received instructions, directly or indirectly through their respective Participants, to such effect from Book-Entry Noteholders owning or representing, respectively, the requisite percentage of Notes.

(2)            Subject to Section 2.11(1), each of the parties hereto acknowledges and agrees that the Book-Entry Noteholders through their respective Participants are collectively entitled, under the terms hereof, to all of the rights accorded to registered holders of Notes and are bound by all of the obligations of such Noteholders.

(3)            If Book-Entry Notes have been issued and (i) the Issuer Trustee advises the Indenture Trustee that the Clearing Agency is no longer willing or able to discharge properly its responsibilities as the Clearing Agency with respect to such Notes and the Clearing Agency is unable to locate a qualified successor; (ii) the Issuer Trustee, at its option, advises the Indenture Trustee that it elects to terminate the use of the Book-Entry System with respect to the Notes of any particular Series of Notes; or (iii) after the occurrence of an Event of Default, Book-Entry Noteholders evidencing more than 50% of the aggregate unpaid principal amount then outstanding of the Notes of the affected Series of Notes advise the Indenture Trustee through the Clearing Agency and the Participants in writing, that the continuation of the Book-Entry System with respect to such Notes is no longer in the best interests of the Book-Entry Noteholders with respect to such Notes, then the Indenture Trustee shall notify the relevant Book-Entry Noteholders of such Notes, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Notes to Book-Entry Noteholders requesting the same. Upon surrender by the Clearing Agency of the single global certificate or certificates representing the Notes and accompanied by registration instructions from the Clearing Agency for re-registration, the Indenture Trustee shall certify and deliver such Definitive Notes. Neither the Issuer Trustee nor the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively act and rely on, and shall be protected in acting and relying on, such instructions. Upon the issuance of such Definitive Notes, the Issuer Trustee, the Indenture Trustee and the Administrative Agent shall recognize the holders of such Definitive Notes as Noteholders hereunder. After the occurrence of an event whereupon book-entry transfers are no longer permitted and Definitive Notes have been issued to holders of any Book-Entry Notes, such Book-Entry Notes shall be cancelled.

(4)            If Definitive Notes have been issued and thereafter the Indenture Trustee advises the Issuer Trustee of the availability of the Book-Entry System in regard to such Notes, the Indenture Trustee and the Issuer Trustee may agree to allow for the re-registration of such Definitive Notes under the Book-Entry System and the Indenture Trustee shall forthwith deliver notice thereof to each registered holder of such Notes. Upon surrender by any such Noteholder of its Definitive Note accompanied by instructions for re-registration of the Note under the Book-Entry System, such Note shall thereafter be re-issued under the Book-Entry System and be subject to Sections 2.11(1), (2) and (3), mutatis mutandis.

2.12	Payment of Amounts Due on Maturity of Notes.

(1)            The entire principal amount of each Note, except as otherwise specified in the Related Supplement, shall be due and payable on the maturity thereof unless such Note becomes due and payable at an earlier date by acceleration, call, redemption or otherwise.

(2)            Payment of amounts due upon maturity of the Notes will be made in the following manner. Subject to the provisions of the Related Supplement, on or before 12:00 (noon) (Toronto time) on each maturity date for Notes outstanding from time to time hereunder, the Trust will make available from the Related Distribution Account to the Related Note Liquidation Account an amount sufficient to pay the amount payable in respect of such Notes less any applicable withholding taxes. From the Related Note Liquidation Account, the Indenture Trustee will pay or cause to be paid, to each of the Noteholders entitled to receive payment, the principal amount of the Note together with any accrued and unpaid interest thereon and premium, if any, (unless provided to the contrary in the Related Supplement, payable in the same currency), less any taxes required to be deducted, upon surrender of the holder’s Note at the principal office of the Indenture Trustee in Toronto. The deposit or making available of such amount to the Related Note Liquidation Account shall satisfy and discharge the liability of the Trust and the Indenture Trustee for Notes to which the deposit or making available of funds relates to the extent of the amount deposited or made available (plus the amount of any withholding taxes deducted as aforesaid) and such Notes shall thereafter not be considered as outstanding hereunder and such holder, subject to Section 2.13, shall have no other right than to receive out of the monies so transferred payment of the amount to which such holder is entitled.

2.13	Periodic Payments on Notes.

(1)            The Notes shall accrue interest as provided herein and in the Related Supplement.

(2)            To the extent provided for in the Related Supplement, periodic payments in respect of each Note will be made in the following manner. On or before 12:00 (noon) (Toronto time) on each Related Payment Day, the Trust will transfer from the Related Distribution Account to the Related Note Liquidation Account an amount sufficient to pay the portion of the outstanding principal balance of such Notes due, if any, together with any accrued and unpaid interest and premium, if any, thereon (unless provided to the contrary in the Related Supplement, payable in the same currency), on the Related Payment Day.

(3)            The Person in whose name any Note is registered on the Record Date shall be deemed to be the Noteholder entitled to receive the payment due on the Related Payment Day next following the Record Date and the payment shall be made only to or upon the order in writing of that Noteholder and any payment so made shall be a valid discharge of the Trust and the Indenture Trustee for the amounts so paid. Unless alternative payment arrangements are made between the Noteholder and the Indenture Trustee, the Trust, or the Indenture Trustee on its behalf, or any other paying agent shall, at least three Business Days prior to each Related Payment Day (except in the case of payment at maturity, which shall only be paid on presentation and surrender of the Note for payment) forward or cause to be forwarded, by prepaid ordinary mail, to each Noteholder entitled to payment hereunder, at their respective addresses appearing in the Note Register, or, in the case of joint registered holders, payable to all such joint holders and addressed to all of them at the last address appearing in the Note Register for the one of such joint holders whose name appears first in such register, a cheque drawn on the Related Note Liquidation Account for the amount due on such Note (less any taxes required to be deducted), payable to the order of such Noteholder. The forwarding of such cheques or the making of payments in accordance with such alternative arrangements shall satisfy and discharge the liability of the Trust for the indicated principal amount and accrued interest and premium, if any, upon the Notes to the extent of the sums represented thereby (plus the amount of any tax deducted as aforesaid) unless such cheque is not paid on presentation. In the event of non-receipt of such cheque by such Noteholder or the loss or destruction thereof, the Trust and the Indenture Trustee, upon being furnished reasonable evidence of such non-receipt, loss or destruction, and indemnity reasonably satisfactory to the Trust and the Indenture Trustee, as the case may be, shall issue or cause to be issued to such Noteholder a replacement cheque for the amount of such cheque.

(4)            Interest shall accrue from day to day on the outstanding principal amount of each Note for the period and at the interest rate, and as calculated and compounded in the manner,

specified in the Related Supplement both before and after maturity, default and judgment with interest on all overdue principal and interest at the same rate from the date on which the payment becomes due to but not including the date of payment thereof.

2.14	Interest Act.

For the purposes of the Interest Act (Canada) and unless otherwise specified in the Related Supplement, (a) if, in this Indenture or in any of the Notes, a rate of interest is or is to be calculated on the basis of a period which is less than a full calendar year, the yearly rate of interest to which the said rate is equivalent is the said rate multiplied by the actual number of days in the calendar year for which such calculation is made and divided by the number of days in such period, (b) the rates of interest stipulated in this Indenture or in any of the Notes are intended to be nominal rates and not effective rates or yields, and (c) the principle of deemed reinvestment of interest shall not apply to any interest calculation under this Indenture or the Notes.

2.15	Repayment of Unclaimed Money.

Any monies deposited to the Related Note Liquidation Accounts pursuant to Sections 2.12 or 2.13 and not claimed by and paid as provided for in the said sections to Noteholders within six years after the date on which the payment first becomes due, subject to applicable law, shall be repaid by the Indenture Trustee to the Trust, with interest, if any, on demand by the Trust, and thereupon the Indenture Trustee and the Trust shall be released from all further liability with respect to such monies, and thereafter the Noteholders in respect of which such monies were so repaid to the Trust shall have no rights in respect thereof and the Trust shall be discharged from its obligations in respect thereof.

2.16	Maintenance of Records.

The Indenture Trustee shall open and maintain appropriate records with respect to each outstanding Series of Notes. The Indenture Trustee shall record by appropriate entries therein each payment made on account of principal and interest and premium, if any, owing with respect to each Note of such Series of Notes. For the purposes thereof, the Indenture Trustee shall provide to the Issuer Trustee, if requested in writing, satisfactory evidence of each payment as soon as practicable after making such payment. Such records of payment shall be conclusive evidence of the unpaid principal balance and interest owing in the absence of demonstrable error. The failure to record, or any error in recording, any such payment shall not, however, limit or otherwise affect the obligations of the Trust as to the principal amount or accrued interest owing with respect to any such Note.

2.17	Limited Recourse.

Without limiting the generality of Section 12.14(d), the recourse of the Indenture Trustee against the Trust shall be limited to the Trust’s obligation to pay all amounts owing to the Indenture Trustee hereunder, and the recourse of the Issuer Trustee against the Trust shall be limited to all amounts owing to the Issuer Trustee in its personal capacity under the Declaration of Trust, and the right of each of the Indenture Trustee and the Issuer Trustee to require payment of any such amounts owing to it are expressly limited to the amounts available for such purpose as expressly provided herein.

Article 3
SUBORDINATION

3.01	Subordination.

Payments to be made on a particular Class of Notes of a Series of Notes may be made subordinate and rank junior to payments to be made on one or more other Classes of Notes of such Series of Notes.

3.02	Holding in Trust.

If, with respect to the Notes of any particular Series of Notes, an Event of Default shall have occurred and be continuing and the Indenture Trustee or any holder of the Notes of such Series of Notes shall receive from the Trust, or the Indenture Trustee shall hold, any amount for payment of the principal of or interest on such Notes, the Indenture Trustee or such holder, as the case may be, shall, subject to Section 9.07, hold such amount in trust for the benefit of the Specified Creditors, as their interests may appear as set out in a Certificate of the Trust delivered to the Indenture Trustee for such purpose, in accordance with and to the extent of their respective priorities. The Indenture Trustee or such holder of such Notes, as the case may be, shall from time to time pay over to the appropriate Specified Creditors from the amount so held in trust for the benefit of such Specified Creditors, so much as shall at the time of such payment by the Indenture Trustee or such holder of such Notes, as the case may be, have become due, and remain unpaid, of the Related Secured Obligations or, if the amount so due and remaining unpaid shall be greater than the amount so held in trust for the benefit of such Specified Creditors, then the entire amount so held; provided, however, that if such Related Event of Default shall be waived in accordance with Section 8.03, or all amounts that shall have become due for payment of the Related Secured Obligations shall have been paid or duly provided for to the satisfaction of the Indenture Trustee such trusts for the benefit of such Specified Creditors shall terminate and any amount still held by the Indenture Trustee or such holders of such Notes, as the case may be, shall be applied by it for the purposes originally intended. If the Indenture Trustee shall make any payment to any holder of such Notes contrary to the provisions of this Section 3.02, or the Related Supplement, then such holder shall repay any amount so received to the Indenture Trustee, to be held and applied by the Indenture Trustee in accordance with the provisions of this Section 3.02, or the Related Supplement.

3.03	Rights of Holders Preserved.

In respect of a particular Class of Notes of a Series of Notes, nothing in this Article Three is intended to or shall impair the obligation of the Trust, subject to the rights of the holders of a different Class of Notes of such Series of Notes to receive payments in priority, to pay such Notes as and when the same shall become due and payable in accordance herewith, or affect the relative rights of the holders of such Notes and creditors of the Trust other than the holders of the Class of Notes of such Series of Notes entitled to priority in payment, nor shall anything in this Article Three prevent the Indenture Trustee or the holder of any Notes from exercising all remedies otherwise permitted by this Indenture, subject to the rights (if any) under this Article Three of the holders of the Class of Notes of such Series of Notes entitled to priority in payment and the Indenture Trustee on their behalf in respect of any payment or distribution of cash, property or securities of the Trust received upon the exercise of any such remedy.

Article 4
SECURITY

4.01	Security for the Secured Obligations.

(1)            Subject to Section 4.01(2), as continuing security for the due payment of the Secured Obligations, and the performance by the Trust of all of the obligations of the Trust hereunder in relation thereto, the Issuer Trustee, as trustee of the Trust, hereby grants, transfers, assigns, mortgages, pledges, sets over and charges, as and by way of a fixed and specific mortgage, assignment, pledge and charge, to and in favour of the Indenture Trustee for the benefit of the Specified Creditors, and grants to the Indenture Trustee for the benefit of the Specified Creditors a continuing security interest and hypothec in, the undertaking of the Trust and all property and assets now owned or hereafter acquired by the Trust, or to which the Trust is or may hereafter otherwise become entitled, both present and future, of every nature and kind and wherever situate, including, without limitation, all of its right, title, interest and benefit from time to time in, to, under and in respect of:

(a)	all Asset Interests and all certificates and other documents, if any, evidencing or representing any of such interest;

(b)	all debts, accounts, claims, monies and choses in action which now are or which may at any time hereafter be due or owing to or owned by the Trust and also all securities, bills, notes, evidences of deposits of money, instruments, writings and other documents now held or owned or which may be hereafter taken, held or owned by the Trust, or any Person (including the Custodian, the Servicer and the Administrative Agent) on behalf of the Trust, and all renewals thereof, accretions thereto, substitutions therefor, and all interest, income and revenue arising therefrom or by virtue thereof;

(c)	all monies on deposit from time to time (whether now or hereafter) in any Related Distribution Accounts and all investments thereof;

(d)	all of the contractual, equitable or other rights or choses in action of the Trust under any Programme Agreement; and

(e)	all benefits, advantages, property or assets of whatsoever kind in any form derived or realized, directly or indirectly, pursuant to or from any dealings with any of the foregoing property, rights and assets or that indemnifies or compensates for loss or theft of or damage to or destruction of any such property, rights and assets and any other proceeds thereof.

The Liens granted by this Section 4.01 and under the Related Security Documents are referred to herein as the “Lien Hereof”.

(2)            The Collateral shall be subject to the Lien Hereof to secure the several obligations of the Trust hereunder and under any Related Supplement in favour of the Related Specified Creditors in respect of each Series of Notes. Funds on deposit in any Related Distribution Account or Related Collateral Account and funds available pursuant to any Related Credit Enhancement shall be allocated to and held by the Indenture Trustee as part of the Related Collateral securing the obligations of the Trust in favour of the Related Specified Creditors in respect of such Series of Notes. With respect to any particular Series of Notes, the

Related Collateral shall be held as security for the due payment of the Related Secured Obligations alone. The Related Secured Obligations shall be secured solely by the Related Collateral and recourse in respect of such Related Secured Obligations shall be limited to the Related Collateral. The Related Specified Creditors shall not have the right to claim against the Trust or participate in the insolvency of the Trust as unsecured creditors other than, and only to the extent that, such claim or participation is necessary to permit recourse to the Related Collateral. It being understood that the Related Specified Creditors in respect of any Series of Notes shall not be entitled to receive payment from, and in enforcing the rights of the Indenture Trustee and such Related Specified Creditors hereunder or under any Related Supplement, recourse by the Indenture Trustee and such Related Specified Creditors against the Trust, the Trust Property and the Collateral shall not be had against the Related Collateral in respect of any other Series of Notes, nor shall the Related Specified Creditors in respect of any Series of Notes be entitled to receive payment from, and in enforcing the rights of the Indenture Trustee and such Related Specified Creditors, nor shall any recourse by the Indenture Trustee or such Related Specified Creditors against the Trust, the Trust Property or the Collateral be had against, any Related Distribution Account, Related Collateral Account or Related Credit Enhancement which is part of the Related Collateral in respect of any other Series of Notes.

4.02	Other Security.

The Trust acknowledges that, in order to give full force and effect to Section 4.01, it may be necessary or advisable from time to time to execute other forms of security documents and the Trust agrees to forthwith execute any such other Related Security Documents as may be necessary to give effect to Section 4.01 as the Indenture Trustee, relying upon the advice of Counsel to the Indenture Trustee, may reasonably request from time to time. All rights acquired by the Indenture Trustee under any such other Related Security Documents shall be held by the Indenture Trustee for the benefit of the Specified Creditors subject to the terms hereof and for the same purposes as it holds the Lien Hereof.

4.03	Habendum.

To have and to hold the Collateral and all rights hereby conferred unto the Indenture Trustee, its successors and assigns, forever, but in trust nevertheless for the benefit of the Specified Creditors (except as otherwise provided herein) and for the uses and purposes and with the powers and authorities and subject to the terms and conditions set forth herein, and the Indenture Trustee hereby accepts and confirms such trust.

4.04	Security Valid Irrespective of Advance of Money.

The Lien Hereof is hereby deemed to attach and be effective, and value therefor given, as of and from the date of this Indenture and when the Trust has rights in the Collateral, whether or not any of the money and the Notes or any other evidence of Secured Obligations or any part thereof hereby secured or intended to be secured shall be advanced or issued before or after or upon the date of the execution of this Indenture or any Related Security Document.

4.05	Satisfaction and Discharge.

The Indenture Trustee will from time to time, upon the Written Order of the Trust certified as provided in Section 12.07 and at the expense of the Trust, cancel and discharge any of the Lien Hereof and execute and deliver to the Trust such assignments and other documents as are required to discharge any of the Collateral and reconvey to the Trust any of the Collateral, free and clear of the Lien Hereof, and to effect the cancellation or partial discharge of any registration or recording of the Lien Hereof, and to release the Trust from this Indenture and the Related Security Documents and the obligations hereof and thereof and the covenants herein and therein contained (other than the provisions relating to the indemnification of the Indenture Trustee) at such time as the Trust has paid and satisfied all Secured Obligations at the times and in the manner therein and herein provided. In addition, (i) when pursuant to the terms of the Pooling and Servicing Agreement or any document under which the Trust has incurred a Secured Obligation, any Collateral is to be conveyed or payment made to a party to any such Pooling and Servicing Agreement or any document under which the Trust has incurred a Secured Obligation or to any other Person or (ii) with respect to the Notes or the Secured Obligations, any payment is made from the Related Distribution Account in accordance with the terms of this Indenture, then such conveyance or payment shall be effected automatically, free and clear of the Lien Hereof and any other provision hereof or thereof, without the necessity of any Written Order on the part of the Trust, whether such conveyance or payment shall occur before or after the occurrence of an Event of Default, and the Indenture Trustee shall be deemed to have taken (and shall, if requested by the Trust, take) all action contemplated by this Section 4.05 to effect and confirm such conveyance or payment.

4.06	Power of Attorney re: Quebec Security.

For greater certainty and without limiting the powers of the Indenture Trustee herein (including in Section 9.13), the Indenture Trustee hereby agrees to act as the holder of the power of attorney (the “fondé de pouvoir”) of the present and future Specified Creditors to the extent (but only to the extent) necessary or desirable for the purposes of creating, maintaining or enforcing the Lien Hereof under the laws of the Province of Quebec, including executing a deed of hypothec and exercising all or any of the rights, powers, trusts or duties conferred upon the Indenture Trustee therein or conferred upon the Indenture Trustee hereunder with respect to the Lien Hereof. Each Specified Creditor, by accepting the benefits of this Indenture, accepts and confirms, on its own behalf and on behalf of its successors and assigns, the appointment of the Indenture Trustee as the fondé de pouvoir of the present and future Specified Creditors for such purposes (but only for such purposes). The provisions of this Section 4.06 shall be deemed to form part of and be included in all Notes, Programme Agreements and all other documents under which the Trust incurs a Secured Obligation.

Article 5
POSSESSION AND USE OF COLLATERAL

5.01	General.

(1)            Subject to the express terms of this Indenture and the Related Supplement, until, in respect of the Notes of any Series of Notes, the Related Secured Obligations have become due and payable pursuant to Section 8.02, the Issuer Trustee, as trustee of the Trust, will be permitted to possess and use the Related Collateral in connection with the activities of the Trust, including, without limitation, the right to exercise all of its rights and perform all of its obligations under each Related Programme Agreement and enter into Related Hedging Agreements without consultation with or the consent of the Indenture Trustee.

(2)            Each Note is issued on the express understanding and acknowledgement that the rights under such Note are subject in all respects to the priority and sharing arrangements set forth herein and in the Related Supplement, and to the provisions set forth herein and therein regarding allocation of payments. The benefit of this Indenture shall be allocated and shared among the Trust and the Noteholders in accordance with the terms hereof and any Related Supplement.

(3)            The Indenture Trustee shall be entitled to amounts received by the Indenture Trustee (or anyone else) pursuant to this Indenture or any enforcement thereof, for its own account, to the extent of any amounts owing to the Indenture Trustee pursuant hereto or in connection herewith, for which the Indenture Trustee is expressly provided the benefit of the security hereby constituted, and any amounts so paid to the Indenture Trustee shall reduce the amounts otherwise available under this Indenture to each other Noteholder on a pro rata basis, based on their relative entitlement to such amounts.

5.02	Distribution, Note Liquidation and Collateral Accounts.

(1)            The Issuer Trustee shall, subject to Section 6.01(k), credit the amount of all proceeds of the sale of the Notes of any particular Series of Notes to the Related Distribution Account.

(2)            With respect to the Notes of any particular Series of Notes, the Issuer Trustee shall, subject to Section 5.01(3), deposit all cash proceeds received by it in connection with Related Collateral, including, without limitation, any Related Collections, all Eligible Investments thereof and all proceeds of such Eligible Investments, to the Related Distribution Account.

(3)            Until the Related Secured Obligations have become due and payable pursuant to Section 8.02, the Issuer Trustee, as trustee of the Trust, shall have access to such Related Distribution Accounts and may use the funds in such accounts for any purpose not in violation of this Indenture or the Related Programme Agreements, including, without limitation, after the occurrence of an Event of Default, payment of the Related Expenses.

(4)            All amounts payable by the Trust hereunder shall, prior to the occurrence of an Event of Default, be paid (i) out of the Related Distribution Accounts to the extent attributable to the Notes of any particular Series of Notes, or the Related Collateral, the Related Secured Obligations or the Related Programme Agreements; and (ii) out of all Related Distribution Accounts in an amount equal to the Related Proportionate Share thereof to the extent not so attributable.

(5)            All such amounts deposited in the Related Distribution Accounts shall be allocated only to the Noteholders of the related Series of Notes, except as otherwise expressly provided herein or in the Related Supplement.

5.03	Establishment and Location of Accounts.

On or before each issue of a particular Series of Notes, or within a Series of Notes, of a particular Class of Notes, the Trust will establish or cause to be established and thereafter maintain the Related Distribution Account and the Indenture Trustee will establish and maintain or cause to be established and maintained as an Eligible Deposit Account, the Related Note Liquidation Accounts. Upon the occurrence of an Event of Default with respect to a particular Series of Notes or Notes, the Indenture Trustee will establish as an Eligible Deposit Account, the Related Collateral Account. Each of the Related Distribution Accounts, Related Note Liquidation Accounts and Related Collateral Accounts shall be maintained, (i) if RBC has the High Rating, at RBC; and (ii) if RBC does not have the High Rating, at a Canadian chartered bank or trust company which has the High Rating, which may include Affiliates of the Issuer

Trustee or the Indenture Trustee and the Issuer Trustee or the Indenture Trustee itself, as applicable.

Article 6
COVENANTS OF THE TRUST

6.01	Positive Covenants.

The Trust hereby covenants in favour of the Indenture Trustee that, so long as any Secured Obligations remain outstanding and except as permitted by the prior written consent of the Indenture Trustee and unless the Rating Agency Condition shall have been satisfied with respect to the particular action contemplated below, or except as contemplated herein or in the Programme Agreements, it shall:

(a)	Pay Principal, Interest and other Amounts. Duly and punctually pay or cause to be paid to every Noteholder the principal and interest, if any, of the Notes held by such Noteholder on the date, at the place and in the manner provided for in this Indenture, each Related Supplement and the Notes, and duly and punctually pay or cause to be paid all Secured Obligations to every other Specified Creditor in the manner provided for in the Programme Agreements.

(b)	Maintain and Protect Collateral. Subject to the express terms of this Indenture, diligently maintain and protect the Collateral and defend the Lien Hereof against all claims of third parties claiming through or under the Trust.

(c)	Trust Status. Preserve and maintain the Trust’s existence as a trust validly existing under the laws of the Province of Ontario, and qualify and remain qualified to carry on business in each jurisdiction.

(d)	Compliance with Laws. Comply with all applicable Requirements of Law with respect to the Trust, the Trust’s business and properties and the Collateral and otherwise applicable to the Trust in connection with the performance of the Trust’s obligations hereunder, such compliance to include (without limiting any obligations of the Seller or the Servicer) paying before the same becomes delinquent, all taxes, assessments and governmental charges and Liens upon the Issuer Trustee or the Trust, except to the extent the same are contested in good faith and by appropriate proceeding.

(e)	Compliance and Exercise of Rights. Comply with the obligations imposed upon the Trust by the Programme Agreements and, subject to any limitations on the Trust’s right to do so as contained herein or therein, take such steps and do such things as may be necessary or appropriate to exercise the Trust’s rights thereunder in accordance with the provisions hereof and thereof to ensure compliance by any Person which is a party to a document under which the Trust incurs any Secured Obligation, with their respective obligations thereunder.

(f)	Books and Records. At all reasonable times, permit the Indenture Trustee, its agents and attorneys, to examine all the books of account, records, reports and other papers of the Trust in the Trust’s possession or to which the Trust has access relating to the Trust, the Collateral or any part thereof and to make copies thereof and to take extracts therefrom.

(g)	Credit Enhancement. Exercise rights under Credit Enhancement Agreements when permitted to do so under the terms thereof.

(h)	Notice of Certain Events. Promptly notify the Indenture Trustee, the Rating Agencies and the Credit Enhancer, if any, (i) upon becoming aware of any default of the Originator, the Custodian or the Servicer under the Pooling and Servicing Agreement or a Series Purchase Agreement or an Originator or other Person under another Securitization Agreement or any other event which with or without the delivery of notice or the passage of time or both, would constitute an Amortization Event or a Servicer Termination Event (both as defined in the Pooling and Servicing Agreement) or similar event under another Securitization Agreement and, upon written direction to do so by the Indenture Trustee, take any action which the Trust is entitled to take under the Pooling and Servicing Agreement, the applicable Series Purchase Agreement, or other Securitization Agreement as a result of such events and (ii) upon becoming aware of any default of the Administrative Agent under the Administration Agreement will specify in such notice, the action, if any, the Trust is taking with respect to such defaults and will, upon written direction to do so by the Indenture Trustee, take any action which the Trust is entitled to take under the Administration Agreement as a result of such default.

(i)	Registrations. Take all necessary action to ensure the due registration of all requisite financing statements, financing change statements or other instruments to properly maintain, preserve and perfect the security provided hereunder in favour of the Indenture Trustee.

(j)	Location of Title Documents. Ensure that all title documents and other evidence of ownership that the Trust is required to possess are located at all times in the Province of Ontario.

(k)	Possession and Use of Certain Properties. Except as otherwise required by the Pooling and Servicing Agreement, the applicable Series Purchase Agreement, or other Securitization Agreement, deposit to the Related Distribution Account all proceeds received by it in connection with the creation and issuance of any of the Notes, including any payments received pursuant to a Related Credit Enhancement Agreement pursuant to subsection (g) of this Section, provided that if such proceeds, or a part thereof, are being applied by the Trust on the issuance date for Notes to purchase the Series Ownership Interest, then such proceeds, or part thereof, need not be deposited into the Related Distribution Account, but rather shall be paid to or to the order of the Originator of the Series Ownership Interests.

(l)	Financial Statements. Deliver or cause to be delivered to the Indenture Trustee, each of the Rating Agencies and any regulatory authority with which the following are required to be filed, within one hundred and forty (140) days after the end of each fiscal year audited financial statements of the Trust for the fiscal year including the statements of income, and changes in financial position of the Trust, and within 45 days after the end of each fiscal quarter, other than the fiscal quarter of the Trust ending on the fiscal year end of the Trust, unaudited financial statements of the Trust for such fiscal quarter of the Trust, including the balance sheet and statements of income and changes in financial position of the Trust.

Upon receipt of financial statements delivered to it pursuant to this provision, the Indenture Trustee shall, while such financial statements remain current, maintain custody of same and make same available for inspection by Noteholders on their request during normal business hours. No obligation shall rest with the Indenture Trustee to analyze such financial statements, or evaluate the performance of the Trust as indicated therein, in any manner whatsoever.

(m)	Notices. Immediately notify the Indenture Trustee and the Rating Agencies of (i) becoming aware of a Lien on any of the Collateral other than any Liens permitted under any of the Programme Agreements and the Lien Hereof and (ii) any change in (A) the name of the Issuer Trustee or the Trust and (B) the province in which the chief executive office or the chief place of business of the Issuer Trustee or the Trust is located.

(n)	Expenses. Pay all expenses associated with the creation, issuance and distribution of the Notes, including any commissions and filing fees with respect to any offering document of the Trust relating to the offering, sale and delivery of the Notes and any other expenses incurred directly or indirectly in connection therewith.

(o)	Compliance Certificate. Deliver to the Indenture Trustee within 120 days after the end of each fiscal year of the Trust, and at any time if requested by the Indenture Trustee, a Certificate stating that, as of the end of such fiscal year or such other time, the Trust has complied with all covenants, conditions or other requirements contained in this Indenture that, if not so complied with, would constitute an Event of Default, or if there has been a failure so to comply, giving particulars thereof.

(p)	Programme Agreements. Notify the Indenture Trustee and the Rating Agencies of any additional Programme Agreements entered into by the Trust within a reasonable period following its having entered into those documents and, upon the request of the Indenture Trustee, deliver copies thereof to the Indenture Trustee.

(q)	Appoint Successors. Use its best efforts, following any (i) termination or resignation of a Servicer under a Servicing Agreement or the Administrative Agent, or, in each case, any successor thereof; or (ii) termination, non-renewal or expiry of a Credit Enhancement Agreement (other than, in the latter case, a termination, non-renewal or expiry which occurs because the Related Asset Interests have been collected or assigned to the Related Credit Enhancer, and neither party thereto has any further obligation thereunder), to appoint and enter into an agreement with a successor to such Servicer or Administrative Agent, or replace or renew such Credit Enhancement Agreement, in form and substance the same as the applicable provisions in the relevant, previously existing Programme Agreement (subject, in each case, to such amendments as may be consented to by the Indenture Trustee), and notify the Indenture Trustee and each of the Related Rating Agencies of each such occurrence and new agreement and submit any such agreement to the Indenture Trustee and each of the Related Rating Agencies for its and their approval before executing same.

(r)	Further Assurances. Execute and deliver all supplemental indentures and amendments hereto and all instruments of further assurance and other instruments and take all other and further action as the Indenture Trustee, relying on the advice of Counsel, may consider necessary or advisable to give effect to this Indenture.

6.02	Negative Covenants.

The Trust hereby covenants and agrees with the Indenture Trustee that, so long as any Secured Obligations remain outstanding and except as permitted by the prior written consent of the Indenture Trustee and unless the Rating Agency Condition shall have been satisfied with respect to the particular action contemplated below, or except as contemplated herein or in the Programme Agreements, it shall not:

(a)	No Sale. Sell, transfer, exchange or otherwise dispose of any of the Collateral;

(b)	Limit Activities. Engage in any activity other than the activities contemplated by the Programme Agreements;

(c)	Impair Security. Permit the validity or effectiveness hereof or of the Lien Hereof to be impaired or permit the Lien Hereof to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations under this Indenture, except as may be expressly permitted hereby;

(d)	Create Encumbrances. Create, incur, assume or suffer to exist any encumbrance (including, without limitation, any mortgage, pledge, lien, charge, assignment, lease, hypothecation or security interest) upon or in respect of any of the Collateral;

(e)	Create Indebtedness. Create, incur, assume or guarantee any indebtedness or obligation or pay any amount in respect thereof at any time after the date hereof;

(f)	Loans and Investments. Make any loan to or investment in, or give any guarantee on behalf of or other financial assistance to, any Person;

(g)	Asset Interests Limitation. Purchase any Additional Ownership Interest (as defined in the Pooling and Servicing Agreement) or create, purchase or otherwise acquire assets, which are other than credit card receivables, interests therein or related assets thereof;

(h)	Dealings with Collateral, etc. Direct or otherwise effect or permit the Administrative Agent to:

(i)	release any security or guarantee in respect of the Collateral;

(ii)	waive or consent to a postponement of compliance on the part of any Obligor with any of the terms or provisions of any applicable agreement or in any manner grant indulgence to any such Obligor, except that the Trust may:

(A)	receive and accept payments made by such Obligor, in whole or in part, if the Administrative Agent would have done so had the Related Asset Interests been administered by it on its own behalf;

(B)	enter into special payment arrangements with such Obligor if, in the reasonable opinion of the Administrative Agent, the special payment arrangements would minimize ultimate loss under the Related Securitization Agreement; and

(C)	add amounts in respect of taxes or other expenses or compound interest owed by such Obligor to the principal amount owing by such Obligor, in lieu of enforcing immediate payment thereof if the Administrative Agent would have done so had the Related Asset Interests been administered by it on its own behalf and if, in the reasonable opinion of the Administrative Agent, the special payment arrangements would minimize ultimate loss under the Related Securitization Agreement; or

(iii)	amend, supplement, modify, restate or replace or waive or consent to a postponement of compliance with the terms and conditions of the Programme Agreements on the part of the Related Specified Creditor, Originator or Servicer, respectively except in accordance with Section 13.03;

(i)	Amend Programme Agreements. Amend, supplement, modify, restate or replace or waive or consent to a postponement of compliance with the terms and conditions on the part of the other party to any of the Programme Agreements except in accordance with Section 13.03 hereof; or

(j)	Consent to Resignations. Consent to the resignation of the Administrative Agent under the Administration Agreement.

6.03	Indenture Trustee May Perform Covenants.

If the Trust shall fail to perform any of its covenants in this Indenture or in any other Programme Agreement, the Indenture Trustee may, in its discretion, but, unless provided to the contrary herein, need not, notify Specified Creditors of such failure, or itself may perform such of the said covenants capable of being performed by it, and, if any such covenant requires the payment or expenditure of money, it may make such payments or expenditures with its own funds, or with money borrowed by or advanced to it for such purpose, but shall be under no obligation to do so; provided, however, that no such performance or payment by the Indenture Trustee shall be deemed to release the Trust from its covenant in respect thereof or relieve the Trust from the consequences of the occurrence of any Related Event of Default hereunder arising from the non-performance by the Trust of any such covenant, and any amounts so paid or expended by the Indenture Trustee shall be secured by the Lien Hereof, and form part of the Secured Obligations and the Indenture Trustee shall be entitled to receive repayment of such amounts from the Collateral to which the Specified Creditors have recourse pursuant to this Indenture in priority to any other payment from such Collateral.

6.04	Right of Audit.

The Indenture Trustee may in its discretion at any reasonable time upon five (5) Business Days’ written notice to the Issuer Trustee on behalf of the Trust and to the Administrative Agent cause an audit to be made of the Trust’s books and records for the purpose of confirming the accuracy of all information and reports, if any, delivered to the Indenture Trustee or the Administrative Agent, the Credit Enhancer (if applicable), and/or the Underwriter, as the case may be.

Article 7
REPRESENTATIONS AND WARRANTIES

7.01	Representations and Warranties of the Trust.

The Trust hereby represents and warrants to the Indenture Trustee and shall be deemed to represent and warrant to the Indenture Trustee on the issuance of Notes of any particular Series of Notes hereunder that:

(a)	Good Standing and Due Qualification. The Trust has been validly established and subsists as a valid trust under the laws of the Province of Ontario. The Issuer Trustee is a subsisting trust company under the laws of its jurisdiction of incorporation. The Trust has full power and authority to own its properties and to execute, deliver and perform its obligations under the Programme Agreements and to create, issue, execute and deliver the Notes.

(b)	Due Qualification. The Trust is duly qualified and has obtained all necessary licences and approvals in each jurisdiction in which it carries on business.

(c)	Due Authorization; No Conflict and No Violation. The execution and delivery of the Related Programme Agreements and the performance of the transactions provided for or contemplated hereby or thereby, and the fulfilment of the terms hereof and thereof:

(i)	have been duly and validly authorized by the Trust by all necessary action on the part of the Trust;

(ii)	will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust, or other document to which the Trust is a party or by which it or its properties are bound; and

(iii)	will not conflict with or violate any Requirements of Law applicable to the Trust.

(d)	Enforceability. Assuming due authorization, execution and delivery by the other parties thereto other than the Trust, the Programme Agreements to which the Trust is a party each constitutes a legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity or the availability of equitable remedies.

(e)	Liens. The Trust has not taken any action to encumber or create any Liens in any of the Collateral, except for the Lien Hereof and except as permitted under any other Programme Agreements.

(f)	Resident of Canada. The Issuer Trustee is a resident of Canada within the meaning of the Income Tax Act (Canada).

(g)	No Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Issuer Trustee, threatened against the Trust at law or in equity or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, which would result in any material adverse change in the business, operations, prospects, properties, assets or condition, financial or otherwise, of the Trust or in the ability of the Trust to perform its obligations under this Indenture, the other Programme Agreements executed by it or any agreement or instrument delivered pursuant hereto or thereto; and the Issuer Trustee is not aware of any existing ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success; and the Issuer Trustee is not in default with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, either separately or in the aggregate, would result in any such material adverse change;

(h)	No Burdensome Agreements. It is not a party to any agreement or instrument which materially adversely affects its ability to perform its obligations under this Indenture, the other Programme Agreements executed by it or any agreements or instruments delivered pursuant hereto or thereto or materially adversely affects the business, operations, prospects, properties, assets or condition, financial or otherwise of the Trust;

(i)	No Restriction. It is not subject to any restriction or any judgment, order, writ, injunction, decree, award, rule or regulation which materially adversely affects, or in the future may materially adversely affect, the business, operations, prospects, properties, assets or condition, financial or otherwise of the Trust or its ability to perform its obligations under this Indenture, the other Programme Agreements executed by it or any agreements or instruments delivered pursuant hereto or thereto;

(j)	No Conflict. Neither the execution nor delivery of this Indenture, the other Programme Agreements executed by it or any agreements or instruments delivered pursuant hereto or thereto, the consummation of the transactions herein and therein contemplated, nor compliance with the terms, conditions and provisions hereof or thereof conflicts with or will conflict with, or results or will result in any breach of, or constitutes a default under, any of the provisions of the Declaration of Trust or any agreements or instruments to which the Trust is a party or by which it or any of its property and assets are bound, or results or will result in the creation or imposition of any mortgage, lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of the Trust or in contravention of any applicable law, rule or regulation of Canada or of any of the Provinces of Canada;

(k)	No Consents Required. No consent, approval or authorization of, or declaration, registration, filing or qualification with, or giving of notice to, or taking of any other action in respect of, any governmental authority or agency on the part of the Trust is required in connection with the execution and delivery of this Indenture, the other Programme Agreements executed by it or any agreements or instruments delivered pursuant hereto or thereto or the consummation of any of the transactions contemplated hereby or in connection with the enforcement of this Indenture, the other Programme Agreements executed by it or any agreements or instruments delivered pursuant hereto or thereto; and

(l)	No Default. No event has occurred which constitutes, or with notice or lapse of time or both, would constitute an Event of Default.

The representations and warranties set forth in this Section 7.01 shall survive the execution of this Indenture, the granting of the Lien Hereof, and the creation, issuance, certification and delivery of the Notes.

7.02	Representation and Warranty of Indenture Trustee.

The Indenture Trustee represents and warrants to the Issuer Trustee that the execution, delivery and performance by the Indenture Trustee of this Indenture are within the powers of the Indenture Trustee and have been duly authorized by all necessary action on the part of the Indenture Trustee, and do not contravene any applicable law in force on the date hereof relating to the conduct of the business of an indenture trustee or contractual restriction binding on or affecting the Indenture Trustee.

7.03	Survival of Representations and Warranties.

The representations and warranties of the Trust and the Indenture Trustee in Section 7.01 and 7.02 shall survive the execution of this Indenture.

Article 8
EVENTS OF DEFAULT

8.01	Events of Default.

Subject to Section 8.03, an Event of Default with respect to a Series of Notes or, if applicable, a Class of Notes means (i) the occurrence of any event specified as a Related Event of Default in the Related Supplement; and (ii) the occurrence and continuance of a Trust Insolvency Event.

8.02	Indenture Trustee Shall Declare Related Secured Obligations Due.

Subject to Section 8.03, if, with respect to the Notes of any particular Series of Notes, the Indenture Trustee has notice of the occurrence of a Related Event of Default, the Indenture Trustee, by written notice to the Trust, the Administrative Agent, the Related Credit Enhancers

and the Related Rating Agencies describing the Related Event of Default which has occurred, shall immediately declare, subject to the terms hereof, all or part of the Related Secured Obligations then outstanding (including without limitation all obligations of the Trust with respect to such Notes then outstanding) to be immediately due and payable and the security hereby constituted for such Related Secured Obligations will forthwith become enforceable. The Indenture Trustee shall incur no liability by reason of making such declaration in good faith. Subject to Section 8.03, if the Indenture Trustee makes such declaration, the Trust will forthwith pay to the Indenture Trustee and Related Specified Creditors, in accordance with the order of priorities specified in Section 9.07(2), all Related Secured Obligations together with all accrued and unpaid interest thereon to the date of such payment.

8.03	Waiver of Early Default.

(1)            If, with respect to the Notes of any particular Series of Notes, the Related Secured Obligations have become due and payable pursuant to Section 8.02, the holders of such Series of Notes will have the right and power (exercisable by Extraordinary Noteholder Direction of the holders of such Series of Notes then outstanding or such other requirement as may be specified in the Related Supplement) to instruct the Indenture Trustee to waive a Related Event of Default arising solely from a Related Event of Default which is specifically stated in the Related Supplement to be an event which may be waived pursuant to this Section 8.03, and the Indenture Trustee will thereupon waive the Related Event of Default upon the terms and conditions as such holders of Notes prescribe, provided always that no act or omission either of the Indenture Trustee or such holders of Notes will extend to or be taken in any manner whatsoever to affect any subsequent Related Event of Default or the rights resulting therefrom. If, as a result of any Related Event of Default hereunder, the Indenture Trustee takes any steps pursuant to the provisions of this Indenture to enforce the security constituted hereby and subsequently the Related Event of Default is waived by such holders of Notes, as herein provided, the Indenture Trustee will, at the request and at the cost of the Trust, take such action as may reasonably be required to restore the position which prevailed immediately prior to the taking of the steps by the Indenture Trustee, subject, however, to any condition or conditions imposed by such holders of Notes in waiving the Related Event of Default, and neither the Indenture Trustee nor any Receiver theretofore appointed by the Indenture Trustee will incur any liability by reason of the taking of the steps.

8.04	Notice of Event of Default.

(1)            The Indenture Trustee shall give notice to the relevant Noteholders of the occurrence of every Related Event of Default, within five Business Days after the Indenture Trustee receives notice of the occurrence thereof. The Indenture Trustee shall give notice of the occurrence of every Related Event of Default to the Administrative Agent and all other Specified Creditors to whom Related Secured Obligations are owed based on a Certificate of the Trust and each of the Related Rating Agencies within five Business Days after the Indenture Trustee receives notice of the occurrence thereof.

(2)            When such notice of an occurrence of a Related Event of Default has been given and the Related Event of Default is thereafter waived or remedied (to the extent permitted hereunder), notices that the Related Event of Default is no longer continuing shall be given by the Indenture Trustee to Persons to whom notice was sent pursuant to Section 8.04(1) within a reasonable time, but not exceeding in any event 30 days, after the Indenture Trustee receives written notice that the Related Event of Default has been waived or remedied.

Article 9
REMEDIES

9.01	General.

(1)           Subject to Sections 8.03 and 9.01(2) and to the provisions of any Related Supplement, if, with respect to the Notes of any particular Series of Notes, the Related Secured Obligations have become due and payable pursuant to Section 8.02 and the Trust has failed to pay such Related Secured Obligations, the Indenture Trustee shall (subject, however, to compliance with the provisions of Section 12.10(2) with respect to the giving of indemnity and funds) proceed to realize upon the security constituted by this Indenture and to enforce the rights of the Indenture Trustee and of the Specified Creditors to whom Related Secured Obligations are owed (i) by possession of the Related Collateral as provided in Section 9.02; (ii) if directed by Extraordinary Noteholder Direction of the applicable Series of Notes, by appointment of a Receiver with respect to the Related Collateral under the provisions of Section 9.03; (iii) if directed by Extraordinary Noteholder Direction of the applicable Series of Notes, by proceedings in any court of competent jurisdiction for the appointment of a Receiver or for sale of the Related Collateral or any part thereof or for foreclosure; or (iv) by any other action, suit, remedy or proceeding authorized or permitted by this Indenture or by law or equity; and may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee and of such Specified Creditors lodged in any judicial proceedings relative to the Trust; provided that the Indenture Trustee will have the right to decline to follow any such direction if the action so directed may not lawfully be taken or would be unduly prejudicial to the rights of the Indenture Trustee.

(2)            If, at any time, (a) any Event of Default capable of being remedied has been remedied by the Trust to the satisfaction of the Indenture Trustee and (b) the Indenture Trustee is in receipt of an Extraordinary Noteholder Direction to which such Event of Default relates (subject to compliance with Section 11.10 hereof, if applicable), approving of the application of this Section 9.01(2) to the remedied Event of Default, (i) the security hereby constituted will no longer be or be deemed to be enforceable by reason of such Event of Default; (ii) any rights which had become vested in the Indenture Trustee by virtue thereof will be and be deemed to be cancelled as fully and to the same extent as though no such Event of Default had occurred; and (iii) the Indenture Trustee will, or will instruct any Receiver appointed under Section 9.03 to, restore to the Trust any Related Collateral in the possession of the Indenture Trustee or Receiver, as the case may be.

9.02	Possession by Indenture Trustee.

Subject to Sections 8.03 and 9.01(2), if, with respect to the Notes of any particular Series of Notes, the Related Secured Obligations have become due and payable pursuant to Section 8.02 and the Trust has failed to pay such Related Secured Obligations, the Indenture Trustee will have the right by its officers, agents or attorneys to take possession of all or any part of the Related Collateral and thenceforth to possess and use and exercise all the rights and benefits of the Trust under or in respect of such Related Collateral, to collect all money due and becoming due thereunder and to take possession of all or any documents or records evidencing or relating to any part of such Related Collateral with full power to manage and to receive the payments, income and profits in respect of such Related Collateral and to pay therefrom all expenses of managing such Related Collateral and all charges against such Related Collateral ranking in priority to the Specified Creditors to whom Related Secured Obligations are owed or payments which may be necessary to preserve or protect such Related Collateral. The remainder of the money so received and not required for any of the above purposes will be applied by the Indenture Trustee in the manner stated in Section 9.07.

9.03	Appointment of Receiver.

Subject to Sections 8.03 and 9.01(2), if the Indenture Trustee determines under the provisions of Section 9.01 to appoint a Receiver, the following provisions will apply:

(a)	the Indenture Trustee may from time to time in the same manner remove any Receiver so appointed and appoint another in its stead; in making any appointment the Indenture Trustee will be deemed to be acting as the agent of the Trust;

(b)	any appointment will be limited to the Related Collateral and may be made either before or after the Indenture Trustee has taken possession of such Related Collateral;

(c)	every Receiver may in the discretion of the Indenture Trustee be vested with all or any of the powers and discretions of the Indenture Trustee;

(d)	the Indenture Trustee may from time to time fix the reasonable remuneration of every Receiver and direct the payment thereof out of such Related Collateral, the income therefrom or the proceeds thereof;

(e)	the Indenture Trustee may from time to time require any Receiver to give security for the performance of his duties and may fix the nature and amount thereof, but will not be bound to require security;

(f)	every Receiver may, with the consent in writing of the Indenture Trustee, borrow money and grant security for the purposes of the maintenance, protection or preservation of such Related Collateral or any part thereof with any amount so borrowed and any interest thereon to be a charge or lien on such Related Collateral in priority to the security hereby constituted;

(g)	every Receiver will, so far as concerns responsibility for his acts or omissions, be deemed the agent of the Trust and in no event the agent of the Indenture Trustee, and the Indenture Trustee will not, in making or consenting to the appointment, incur any liability to the Receiver for its remuneration or otherwise, provided that the Trust hereby irrevocably authorizes the Indenture Trustee to give instructions to the Receiver relating to the performance of its duties as set out herein;

(h)	except as may be otherwise directed by the Indenture Trustee or as otherwise specifically provided in this Indenture, all money from time to time received by any Receiver will be paid over to the Indenture Trustee to be held by it on the trusts of this Indenture; and

(i)	the Indenture Trustee may pay over to any Receiver any money constituting part of such Related Collateral to the extent that the same may be required to be applied for the purposes hereof by such Receiver, and the Indenture Trustee may from time to time determine what funds such Receiver is at liberty to keep in hand with a view to the performance of its duty as Receiver.

9.04	Sale by Indenture Trustee.

Subject to Sections 8.03 and 9.01(2) and the Related Supplement, if the Indenture Trustee determines under the provisions of Section 9.01 to realize upon the security hereby constituted by sale, the Indenture Trustee will have the right with or without possessing the Related Collateral to sell and dispose of all or any part of such Related Collateral en bloc or in parcels, at public auction or by private contract and at the time and on terms and conditions, which include in case of sale by auction a reasonable reserve bid as the Indenture Trustee determines, having first given notice of the time and place of the sale as it may think proper. It will be lawful for the Indenture Trustee to make any sale, whether by auction or private contract, either for cash or upon credit or partly for one and partly for the other, upon such reasonable conditions as to terms of payment as it may deem proper; also to rescind or vary any contract of sale that may have been entered into and resell with or under any of the powers conferred hereby; also to stop, suspend or adjourn any sale from time to time and hold the sale as adjourned without further notice; also to deliver to the purchaser of such Related Collateral or any part thereof a good and sufficient deed or other document evidencing title to the same.

9.05	Purchase by Specified Creditors.

Any one or more of the Specified Creditors or any agent or representative thereof may become purchasers at any sale of any Collateral whether made under the power of sale herein contained or pursuant to judicial proceedings. Any Originator when not in default under the Related Securitization Agreement shall be entitled to notice of such sale by the Indenture Trustee and to purchase Related Series Ownership Interests at their then fair market value.

9.06	Noteholders, etc. May Direct Indenture Trustee’s Action.

Except as otherwise provided herein and subject to compliance with the provisions of Section 12.10(2) with respect to the giving of sufficient funds and an indemnity, the Noteholders shall have the right, in each case by an Extraordinary Noteholder Direction, to direct the time, method and place of conducting any proceeding or any right or remedy available to the Indenture Trustee, or exercise any trust or power conferred on the Indenture Trustee under or in respect of the Declaration of Trust, the Administration Agreement, this Indenture or any other Programme Agreement; provided, however, that the Indenture Trustee shall have the right to decline to follow any such direction if advised by Counsel that the action so directed may not lawfully be taken or if the Indenture Trustee in good faith shall, relying on the advice of Counsel, determine that the proceeding so directed would be illegal or would be unduly prejudicial to the rights of Noteholders not parties to such direction or not bound by the terms hereof to such direction. If the Indenture Trustee is directed to take proceedings out of court, it may in its discretion take judicial proceedings in lieu thereof. Nothing in this Indenture shall impair the right of the Indenture Trustee to take any action deemed proper by it and which is not inconsistent with such Extraordinary Noteholder Direction.

9.07	Application of Money.

(1)            Upon the occurrence and during the continuance of an Event of Default, the Indenture Trustee shall establish and maintain in accordance with Section 5.03 one or more accounts (each, a “Collateral Account”) in respect of the Notes of each particular Series of

Notes (each, a “Related Collateral Account”) into which shall be deposited all Related Collections (and the proceeds of and interest on any Eligible Investments thereof) such that Related Collections required herein to be applied to the payment of Related Secured Obligations shall be segregated. All money standing in the Related Distribution Account at the time of an Event of Default shall be transferred to the Related Collateral Account and all further Related Collections shall be deposited therein. The proceeds of any Related Collateral shall be deposited to the Related Collateral Account. The Indenture Trustee (and any Receiver appointed by it pursuant to Section 9.03) shall have sole access to all Collateral Accounts and shall apply the money in a Related Collateral Account for the benefit of the Specified Creditors as provided hereunder and/or under the Related Supplement. Notwithstanding the foregoing, all money received on account of Related Asset Interests which have been assigned to a Related Credit Enhancer pursuant to a Related Credit Enhancement Agreement shall not be deposited to a Related Collateral Account but shall be remitted by the Trust or the Indenture Trustee to the Related Credit Enhancer entitled thereto.

(2)           Subject to the provisions of any Related Supplement, all money standing in a Related Collateral Account or otherwise received by the Indenture Trustee or by the Receiver pursuant to this Article Nine shall be applied as follows:

(a)	first, in payment or reimbursement in the following order of priority:

(A)	to each of the Indenture Trustee and the Issuer Trustee, the Related Proportionate Share of all fees and expenses payable to each of them under the provisions hereof and the Declaration of Trust, respectively (or to any Specified Creditor who has advanced or paid any such sums in the amount of such sums); and

(B)	of all costs, charges and expenses of and incidental to the appointment of a Receiver of the Related Collateral (including legal fees and disbursements on a solicitor and his own client basis) and the exercise by such Receiver or the Indenture Trustee of all or any of the powers granted to them under this Indenture, including the reasonable remuneration of such Receiver or any agent or employee of such Receiver or any agent of the Indenture Trustee and all outgoings properly paid by such Receiver or the Indenture Trustee in exercising their powers as aforesaid;

(b)	second, in or towards payment of the fees and expenses due and payable to Related Servicers but only to the extent required to be so paid by the Related Servicing Agreements in respect of the Related Collateral, as the case may be;

(c)	third, in or towards the payment, pari passu, of (i) unpaid interest on each Class of Notes of the particular Series of Notes in order of priority specified in the Related Supplement, (ii) unpaid interest and all other amounts other than termination or breakage costs or damages owing to counterparties under Related Hedging Agreements, and (iii) amounts owing in respect of principal on each Class of Notes in the order of priority specified in the Related Supplement;

(d)	fourth, in or towards payment of the following Related Secured Obligations then owing in the following order of priority:

(A)	the Related Proportionate Share of all income and other taxes and instalments thereof payable by the Trust with respect to the affairs of the Trust;

(B)	the fees owing by the Trust to Related Credit Enhancers under Related Credit Enhancement Agreements in respect of the Related Collateral, pari passu;

(C)	all termination or breakage costs or damages owing to counterparties under Related Hedging Agreements, pari passu; and

(D)	all amounts (other than fees) payable by the Trust to Related Credit Enhancers under Related Credit Enhancement Agreements in respect of the Related Collateral, pari passu;

(e)	fifth, in or toward payment of the following Related Secured Obligations then owing in the following order of priority:

(A)	the Related Proportionate Share of all amounts required to be paid by the Trust to the Administrative Agent under the Administration Agreement;

(B)	all other amounts properly incurred and owing by the Trust and which are solely attributable to the Related Collateral, the Related Secured Obligations or the Related Programme Agreements and not otherwise specified in this Section 9.07(2); and

(C)	the Related Proportionate Share of all other amounts properly incurred and owing by the Trust which are not solely attributable to any Related Collateral, Related Secured Obligations or Related Programme Agreements and not otherwise specified in this Section 9.07(2) including, without limitation, all amounts owing to counterparties under Hedging Agreements (except Related Hedging Agreements); and

(f)	sixth, in or toward payment of the Related Proportionate Share of any amounts owing to the Beneficiary.

9.08	Trust Money.

All money held by the Indenture Trustee pursuant to the provisions of this Indenture, subject to any provision herein to the contrary, shall be held by the Indenture Trustee as part of the Collateral as security for the Specified Creditors as herein provided. Any money held by the Indenture Trustee under the trusts of this Indenture shall be placed by the Indenture Trustee in Eligible Investments. Upon receipt of (i) a Certificate of the Trust stating that no Event of Default has occurred and is continuing; and (ii) a Written Order for payment to the Trust, the Indenture Trustee shall pay or cause to be paid all interest earned on money so deposited to the Trust.

9.09	Limitation of Indenture Trustee’s Liability.

The Indenture Trustee will not, nor will any Receiver appointed by it, be responsible or liable, otherwise than as a trustee and then limited solely to the assets held by the Indenture Trustee as such, for any debts contracted by it, for damages to Persons or property or for salaries or non-fulfilment of contracts during any period wherein the Indenture Trustee or Receiver manages any of the Collateral or the activities of the Trust upon or after entry, as herein provided, nor will the Indenture Trustee or any Receiver be liable to account as mortgagee in possession or for anything except actual receipts or be liable for any loss on realization or for any default or omission for which a mortgagee in possession might be liable. The Indenture Trustee will not be bound to do, observe or perform or to see to the observance or performance by the Trust of any of the obligations herein imposed upon the Trust, nor in any other way to supervise or interfere with the conduct of any activities of the Trust unless and until the Notes have been declared immediately due and payable in accordance with this Indenture, and the Indenture Trustee has determined or become bound to enforce the same and has been supplied with an indemnity and/or funds reasonably necessary in its opinion, to provide for the expenses of the required action and with satisfactory funding and an indemnity as provided in Sections 12.10(2) and (3).

9.10	Protection of Persons Dealing with Indenture Trustee.

No Person dealing with the Indenture Trustee or its agents will be obliged to inquire as to whether the Notes and the Secured Obligations, where applicable, have been declared immediately due and payable, or whether the powers which the Indenture Trustee is purporting to exercise have become exercisable, or whether any money remains due upon the Lien Hereof or the Secured Obligations, or as to the necessity or expediency of the stipulations and conditions subject to which any sale, liquidation or other disposition is made, or otherwise as to the propriety or regularity of any sale, liquidation or other disposition or of any other dealing by the Indenture Trustee with any of the Collateral, or to see to the application of any money paid to the Indenture Trustee; and in the absence of wilful misconduct, bad faith or dishonesty on the part of such Person, the dealing will be deemed, so far as regards the safety and protection of such Person, to be within the powers hereby conferred and to be valid and effectual accordingly.

9.11	Remedies Cumulative.

No remedy herein conferred upon or reserved to the Indenture Trustee, or upon or to the Specified Creditors, is intended to be exclusive of any other remedy, but each and every remedy is cumulative and is in addition to every other remedy given hereunder or now existing or hereafter to exist by law or by statute.

9.12	The Trust to Execute Confirmatory Deed.

In case of any sale, liquidation or other disposition hereunder or under any Related Security Document, whether by the Indenture Trustee or under judicial proceedings, the Trust will execute and deliver to the purchaser on demand any document reasonably necessary to confirm to the purchaser its title to the property so sold, liquidated or otherwise disposed, and in case of any such sale, liquidation or other disposition, the Indenture Trustee is hereby irrevocably authorized by the Trust to carry the sale, liquidation or other disposition into effect and to execute on its behalf and in its name any such confirmatory document.

9.13	Indenture Trustee Appointed Attorney.

The Trust hereby irrevocably constitutes and appoints the Indenture Trustee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the name of the Trust or in its own name, in its discretion, upon the occurrence and during the continuance of any Event of Default, for the purpose of carrying out the terms of this Indenture or any of the Related Security Documents, to take any and all appropriate action and to execute any and all documents which may be necessary or desirable to accomplish the purposes hereof or thereof, and, without limiting the generality of the foregoing, the Trust hereby gives the Indenture Trustee the power and right on behalf of the Trust, without further notice to or assent by the Trust, to the extent permitted by applicable law, to do any of the following:

(a)	to ask for, make a drawing, demand, sue for, collect and receive all and any moneys due or becoming due or which are available with respect to the Collateral;

(b)	to receive, take, endorse, assign and deliver any and all cheques, notes, drafts, acceptances, other negotiable and non-negotiable instruments, chattel paper and other documents taken or received by the Indenture Trustee in connection therewith and herewith;

(c)	to commence, file, prosecute, defend, settle, compromise or adjust any claim or proceeding with respect to the Related Collateral; and

(d)	to exercise the rights of the Trust under the Programme Agreements.

This power of attorney is a power coupled with an interest and will be irrevocable until the Secured Obligations have been paid and performed in full.

9.14	Credit Enhancement Agreements.

Notwithstanding any other provision of this Indenture, where, with respect to the Notes of any particular Series of Notes, (i) the unutilized portion of the Related Credit Enhancement available under any Related Credit Enhancement Agreement is greater than zero; or (ii) the Related Credit Enhancer is owed any amount thereunder, and provided that the Indenture Trustee shall have received a copy of the Related Credit Enhancement Agreement and, unless otherwise specified in the Related Supplement, the Related Credit Enhancer is a Specified Creditor, in making any disposition of the Related Collateral, the Indenture Trustee shall, if so set out in a Related Supplement, exercise its rights and privileges under this Article Nine in accordance with those sections of such Related Credit Enhancement Agreement specifically identified in the Related Supplement, and the Related Credit Enhancer shall have the right upon giving written notice to the Indenture Trustee and the Related Rating Agencies to initiate at any time any action, suit, or proceeding to enforce its rights under such agreement. Without limiting the generality of the foregoing, any conflict between the provisions of this Indenture and those provisions of the Related Credit Enhancement Agreement specifically identified in the Related Supplement shall be resolved by applying such provisions of the Related Credit Enhancement Agreement so long as the unutilized portion of the Credit Enhancement available thereunder is greater than zero or the Related Credit Enhancer is owed any amount thereunder. Any funds received by way of Related Collections of amounts payable in respect of Related Asset Interests which have been purchased by the Related Credit Enhancer shall, notwithstanding any other provision hereof, be held in trust separate and apart in a segregated account for the benefit of the Related Credit Enhancer and remitted to the Related Credit Enhancer as it may direct as soon as practicable.

9.15	Disclaimer of Marshalling.

In the event that the Notes and the Secured Obligations, where applicable, have been declared immediately due and payable, and the Indenture Trustee shall have determined or become bound to enforce the same, the Trust covenants not to invoke the doctrine of marshalling or any other equitable principle for the purpose of requiring the Indenture Trustee to realize or to have realized on any particular asset forming part of the Collateral.

Article 10
SUITS BY SPECIFIED
CREDITORS AND INDENTURE TRUSTEE

10.01	Specified Creditors May Not Sue.

Subject to section 9.14, no Specified Creditor (other than the Indenture Trustee as expressly provided herein) shall have any right to institute any proceeding for the purpose of enforcing the Lien Hereof, or for the execution of any trust or power hereunder, or for the appointment of a Receiver, or for the purpose of exercising any other remedy authorized or permitted hereunder; provided, however, that (i) any Noteholder and (ii) any other Specified Creditor, may take any such action if the following conditions precedent have been fulfilled:

(a)	such Noteholder or such other Specified Creditor shall previously have given to or received from the Indenture Trustee written notice of a continuing Event of Default;

(b)	in the case of any proceeding by the Noteholders of any particular Series of Notes, such Noteholders by Extraordinary Noteholder Direction shall have made a request to the Indenture Trustee and the Indenture Trustee shall have been afforded reasonable opportunity itself to either proceed to exercise the powers hereinbefore granted or institute a proceeding in its name for the purpose requested;

(c)	in the case of any proceeding by such other Specified Creditor, such other Specified Creditor shall have made a written request to the Indenture Trustee and the Indenture Trustee shall have been afforded reasonable opportunity itself to either proceed to exercise the powers hereinbefore granted or institute a proceeding in its name for the purpose requested;

(d)	such Noteholders or such other Specified Creditors shall have offered to the Indenture Trustee, when so requested by the Indenture Trustee, sufficient funds and an indemnity as provided in Section 12.10(2); and

(e)	the Indenture Trustee shall have failed to act within a reasonable time, which for the purposes hereof shall not exceed a period of sixty days after such notification, request and offer of sufficient funds and indemnity by such Noteholders or such other Specified Creditor.

10.02	Indenture Trustee Not Required to Possess Notes.

All rights of action under this Indenture may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof at any trial or other proceedings relative thereto and any such proceeding instituted by the Indenture Trustee may be brought in its own name as trustee of an express trust. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and Counsel, be for the benefit of the Specified Creditors in respect of which such judgment has been recovered in the manner herein provided.

10.03	Indenture Trustee May Institute All Proceedings.

The Indenture Trustee will have the power to institute and maintain any and all suits and proceedings as it may consider necessary or expedient to enforce the security hereby constituted or to prevent any impairment of such security by any acts of the Trust or of others in contravention of this Indenture or the Programme Agreements or in violation of law, or as the Indenture Trustee may be advised by Counsel are necessary or expedient to preserve and to protect its interest and the security and interests of the Specified Creditors in respect of the Collateral or in respect of the income, earnings, issues and profits therefrom. Following the occurrence of an Event of Default, any suit or proceedings may be instituted by the Indenture Trustee against others in the name of the Trust and the Indenture Trustee is hereby irrevocably constituted and appointed the agent of the Trust for this purpose.

10.04	Application of Proceeds.

If, following the occurrence of an Event of Default, any Specified Creditor receives any amount in satisfaction of any part of the Secured Obligations from any source whatsoever other than pursuant hereto, such amount shall be held in trust for and immediately remitted to the Indenture Trustee and shall be applied by the Indenture Trustee in the manner provided in Section 9.07.

Article 11
MEETINGS OF NOTEHOLDERS

11.01	Calling of Meetings.

At any time and from time to time, the Trust or the Indenture Trustee may, and the Indenture Trustee shall on receipt of a written request signed by Noteholders then outstanding representing not less than 25% of the aggregate unpaid principal amount of a Series of Notes or Class of Notes or all applicable Series of Notes, as the case may be, and upon receiving sufficient funds and being indemnified to its reasonable satisfaction by the Trust or by the Noteholders signing such request, as the case may be, against the costs which may be incurred in connection with the calling and holding of such meeting, call a meeting of Noteholders of such Series of Notes or Class of Notes or all applicable Series of Notes, as the case may be. If the Indenture Trustee fails within thirty days after receipt of such written request, such funds and such indemnity to give notice calling such meeting, such Noteholders may themselves call such meeting and the notice calling such meeting may be signed by such Person as those Noteholders specify. Every such meeting shall be held in the Municipality of Metropolitan Toronto or at such other place as the Indenture Trustee shall approve or determine.

11.02	Notice of Meetings.

At least twenty-one days of prior notice of any meeting of Noteholders of a Series of Notes or Class of Notes or all applicable Series of Notes, as the case may be, shall be given to (a) the Noteholders of such Series of Notes or Class of Notes or all applicable Series of Notes, as the case may be, to which the meeting relates in the manner provided in Section 14.02, (b) the Related Credit Enhancers in the manner provided in Section 14.03, and (c) the Related Rating Agencies in the manner provided in Section 14.05, and a copy thereof will be sent by post to the Indenture Trustee, unless the meeting has been called by it, and to the Issuer Trustee unless the meeting has been called by it. Such notice shall state the time when and the place where the meeting is to be held and shall specify, in general terms, the nature of the business to be transacted at such meeting. It shall not be necessary to specify in the notice the text of any resolutions to be proposed. Such notice shall also state that any Noteholder of a Series of Notes or Class of Notes may be represented at any meeting of Noteholders of such Series of Notes or Class of Notes or of all applicable Series of Notes, as the case may be, by a proxy duly appointed by document in writing in accordance with the regulations made from time to time by the Indenture Trustee pursuant to Section 11.14 and that the appointment of any proxy may be revoked at any time before the commencement of the meeting to which the appointment relates. The non-receipt of any such notice by a Noteholder shall not invalidate any resolution passed at such meeting.

11.03	Quorum.

(1)            At a meeting of Noteholders of a Series of Notes or Class of Notes or all applicable Series of Notes, as the case may be, Persons entitled pursuant to Section 11.06(1) to vote Notes representing more than 25% of the aggregate unpaid principal amount of Notes then outstanding of such Series of Notes or Class of Notes or all applicable Series of Notes, as the case may be, shall constitute a quorum. No business shall be transacted in the absence of a quorum, unless a quorum is present when the meeting is called to order. If a quorum is not present on the date for which the meeting is called within thirty minutes after the time fixed for the holding of such meeting, then the meeting, if called pursuant to a request of any Noteholders, will be dissolved; but in any other case, the meeting shall be adjourned to the same day in the next calendar week (unless such day is not a Business Day in which case it will be adjourned to the next succeeding Business Day thereafter) at the same time and place and no notice will be required to be given in respect of such adjourned meeting. At the adjourned meeting, the Noteholders of the related Series of Notes or Class of Notes or all applicable Series of Notes, as the case may be, present in person or by proxy will constitute a quorum and may transact the business for which the meeting was originally convened, notwithstanding that such Noteholders may not represent more than 25% of the aggregate unpaid principal amount of Notes then outstanding of such Series of Notes or Class of Notes or all applicable Series of Notes, as the case may be. Any meeting of Noteholders duly called at which a quorum is present may be adjourned from time to time, and the meeting may be held as so adjourned without further notice.

(2)            The holder of a Note who has executed a document in writing appointing a Person as proxy shall be deemed to be present for the purposes of determining a quorum and be deemed to have voted; provided, that such Noteholder shall be considered as present or voting only with respect to the matters covered by such document in writing.

11.04	Chair.

The Indenture Trustee shall appoint in writing an individual, who need not be a Noteholder, to be the chair of the meeting; provided, however, that the Noteholders representing more than 50% of the aggregate unpaid principal amount of the Notes then outstanding of the related Series of Notes or Class of Notes or all applicable Series of Notes, as the case may be, represented at the meeting may elect at such meeting another individual, who need not be a Noteholder, to be the chair of the meeting. No vote shall be cast or counted at any meeting in respect of any Notes challenged as not outstanding and ruled by the chair of the meeting to be not outstanding. The chair of the meeting shall have no right to vote except as a holder of a Note or proxy.

11.05	Power to Adjourn.

The chairperson of any meeting at which a quorum of Noteholders of the related Series of Notes or Class of Notes or all applicable Series of Notes, as the case may be, is present, may with the consent of the holders of a majority of the principal amount of the Notes then outstanding of the related Series of Notes or Class of Notes or all applicable Series of Notes, as the case may be, represented thereat, adjourn any such meeting and no notice of such adjournment need be given, except such notice, if any, as the meeting may prescribe.

11.06	Voting.

(1)            To be entitled to vote at any meeting of Noteholders of a Series of Notes or Class of Notes, a Person shall be (a) a holder of one or more Notes then outstanding of such Series of Notes or Class of Notes and shall be present in person at such meeting or (b) shall be represented by a Person appointed by a document in writing as proxy by the holder of one or more such Notes of such Series of Notes or Class of Notes. A proxy need not be a Noteholder. In the case of joint registered holders of a Note, any one of them present in person or by proxy at the meeting may vote in the absence of the other or others, but in case more than one of them is present in person or by proxy, they will vote together in respect of the Notes of which they are joint registered holders.

(2)            The vote upon any resolution submitted to any meeting of Noteholders shall be by written ballot on which shall be inscribed the name and signatures of Noteholders or proxies entitled to vote at such meeting and on which shall be inscribed the serial number or numbers of the Notes held or represented by them. The chair of the meeting shall appoint two scrutineers who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record in triplicate of the proceedings of each meeting of Noteholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the scrutineers on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was published as provided above. The record shall be signed and verified by the chair and secretary of the meeting and one of the triplicates shall be delivered to the Servicer, one to the Trust and the other to the Indenture Trustee to be preserved by the Indenture Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

11.07	Powers Exercisable by Noteholders of a Series of Notes or all Outstanding Series of Notes.

(1)            In addition to any powers given elsewhere in this Indenture or by law, a meeting of the Noteholders of a Series of Notes or all outstanding Series of Notes, as applicable, shall have the following powers exercisable from time to time by Extraordinary Noteholder Direction of the Noteholders of the Notes of a Series of Notes or all outstanding Series of Notes, as applicable, to:

(a)	subject to Sections 12.10(2) and (3), require the Indenture Trustee to exercise or refrain from exercising any of the powers conferred upon it by this Indenture;

(b)	sanction the release of the Trust from its covenants and obligations hereunder;

(c)	remove the Indenture Trustee from office and appoint a new Indenture Trustee, provided that such removal is passed at a meeting of Noteholders of all outstanding Series of Notes;

(d)	subject to the provisions of this Indenture, sanction any supplement, amendment, modification, restatement or replacement of or waiver of or postponement of compliance with any provision of the Notes or of this Indenture (other than a Related Supplement) which shall be agreed to by the Issuer Trustee and any modification, alteration, abrogation, compromise or arrangement of or in respect of the rights of the Noteholders against the Trust or against the Collateral whether such rights shall arise under the provisions of this Indenture or otherwise;

(e)	subject to the consent of each of the Credit Enhancers and any other Specified Creditor who is a party to a Programme Agreement, and except as otherwise permitted hereunder, permit or direct the Indenture Trustee to sanction any supplement, amendment, modification, restatement or replacement of or waiver of or postponement of compliance with such Programme Agreement which materially adversely affects the rights or interests of any Specified Creditor; provided however, that where such supplement, amendment, modification, restatement or replacement or waiver or postponement does not materially adversely affect the rights or interests of a particular Credit Enhancer, the consent of such Credit Enhancer shall not be required hereunder;

(f)	assent to any compromise or arrangement by the Trust with any creditor, creditors or class or classes of creditors or with the holders of any securities of the Trust;

(g)	restrain any Noteholder from taking or instituting any suit, action or proceeding for the recovery of amounts payable under such Note or hereunder or for the execution of any trust or power hereunder or for the appointment of a Receiver or trustee in bankruptcy or the winding up of the Trust or for any other remedy hereunder and to direct such holder of any Note to waive any Related Event of Default on which any suit or proceeding is founded;

(h)	sanction the sale, exchange or other disposition of the Collateral or any part thereof for such consideration as may be specified in the Extraordinary Noteholder Direction;

(i)	appoint a committee with power and authority (subject to such limitations, if any, as may be prescribed in the Extraordinary Noteholder Direction) to exercise, and to direct the Indenture Trustee to exercise, on behalf of the Noteholders, such of the powers of the Noteholders as are exercisable by Extraordinary Noteholder Direction or other resolution as shall be included in the Extraordinary Noteholder Direction appointing the committee. The Extraordinary Noteholder Direction making such appointment may provide for payment of the expenses and disbursements of and compensation to such committee. Such committee shall consist of such number of persons as shall be prescribed in the Extraordinary Noteholder Direction appointing it and the members need not be themselves Noteholders. Every such committee may elect its chairperson and may make regulations respecting its quorum, the calling of its meeting, the filling of vacancies occurring in its number and its procedures generally. Such regulations may provide that the committee may act at a meeting at which a quorum is present or may act by minutes signed by the number of members thereof necessary to constitute a quorum. All acts of any such committee within the authority delegated to it shall be binding upon all Noteholders. Neither the committee nor any member thereof shall be liable for any loss arising from or in connection with any action taken or omitted to be taken by them in good faith; and

(j)	take any other action authorized by this Indenture to be taken by Extraordinary Noteholder Direction.

(2)            Notwithstanding any other provision of this Indenture, (i) no change whatsoever to (x) the payee of a Note, the date of maturity of a Note, the principal amount or currency of a Note, the interest rate payable on a Note, if any, the place of payment of a Note, or the amount or timing of distributions which are required to be made on a Note, may be made without the consent of the holder of such Note; or (y) the percentage specified in the definition of “Extraordinary Noteholder Direction” in Section 11.09 for passage of a resolution may be made without the consent of all Noteholders; and (ii) no Extraordinary Noteholder Direction may be adopted which would be prejudicial to the rights or interests of the Indenture Trustee without the express written consent of the Indenture Trustee.

11.08	Powers Exercisable by Extraordinary Noteholder Direction of Holders of Series of Notes.

(1)            The Noteholders of each particular Series of Notes shall, in addition to any powers herein given to holders of Notes generally and to the exclusion of the holders of the Notes of all other Series of Notes, have the power, exercisable from time to time by Extraordinary Noteholder Direction, to:

(a)	direct the Indenture Trustee and any Noteholder of such Series of Notes bringing any action, suit or proceeding to waive the Related Event of Default in respect of which such action, suit or other proceeding shall have been brought; and

(b)	sanction and agree to any supplement, amendment, modification, restatement or replacement of or waiver of or postponement of compliance with any of the provisions of the Notes of such Series of Notes or the Related Supplement or this Indenture affecting such Notes solely or otherwise in a manner or to an extent differing from that in or to which it affects the rights of the holders of Notes of any other Series of Notes, provided such supplement, amendment, modification, restatement, replacement, waiver or postponement does not, in the opinion of the Indenture Trustee (as to which the opinion of the Indenture Trustee, relying on the advice of Counsel, shall be binding on all Noteholders and all other Persons for all purposes hereof), adversely affect any Notes of any other Series of Notes.

(2)            If any business to be transacted at a meeting of Noteholders, or any action to be taken or power to be exercised by instrument in writing under Section 11.15, affects the rights of the holders of Notes of one or more Series of Notes in the manner described in Section 11.08(1), then:

(a)	reference to such fact, indicating each Series of Notes so affected, shall be made in the notice of such meeting and the meeting shall be and is herein called a “serial meeting”; and

(b)	the holders of Notes of a Series of Notes so affected shall not be bound by an action taken or power exercised at a meeting of Noteholders generally, or at a serial meeting or by instrument in writing under Section 11.15 unless, in addition to compliance with the other provisions of this Article, such action is taken or power exercised by resolution of the Noteholders of such Series of Notes as follows:

(i)	at such serial meeting:

(A)	there is present a quorum consisting of two or more persons holding either personally or as proxies not less than 25% of the aggregate principal amount then outstanding of the Notes of such Series of Notes (subject to the provisions of this Article as to adjourned meetings); and

(B)	the resolution is passed by an Extraordinary Noteholder Direction; or

(ii)	by a written instrument signed in one or more counterparts by the holders of not less than 66 2/3% of the aggregate principal amount then outstanding of the Notes of such Series of Notes.

(3)            Notwithstanding any of the provisions hereof, if, in the opinion of the Indenture Trustee, relying upon the advise of Counsel, any business to be transacted at any meeting, or any action to be taken or power to be exercised by instrument in writing under Section 11.15, does not affect the rights of the holders of Notes of one or more particular Series of Notes, the provisions of this Article Eleven shall apply as if the Notes of such Series of Notes were not outstanding and no notice of any such meeting need be given to the holders of Notes of such Series of Notes. For greater certainty but without limiting the generality of the foregoing;

(a)	a proposal to modify or terminate any covenant or agreement which by its terms is effective only so long as Notes of a particular Series of Notes are outstanding shall be deemed not to adversely affect the rights of the holders of Notes of any other Series of Notes; and

(b)	the holders of Notes of any Series of Notes not adversely affected by any proposal to be submitted to a serial meeting in accordance with Section 11.08(2) shall not have the right to attend at such serial meeting or to vote on or otherwise approve or reject such proposal.

11.09	Meaning of “Extraordinary Noteholder Direction”.

“Extraordinary Noteholder Direction”, wheresoever used herein, subject as hereinafter in this Article Eleven provided, means a resolution proposed to be passed as an Extraordinary Noteholder Direction at a meeting of Noteholders of a Series of Notes or Class of Notes or all applicable Series of Notes, as the case may be, duly convened for the purpose and held in accordance with the provisions of this Article Eleven at which the holders of at least 25% of the aggregate principal amount of the applicable Notes then outstanding of such Series of Notes or Class of Notes or all applicable Series of Notes, as the case may be, to which such meeting relates are present in person or by proxy and passed by the favourable votes of the holders of not less than 66-2/3 % of the aggregate principal amount of such Notes of such Series of Notes or Class of Notes or all applicable Series of Notes, as the case may be, represented at the meeting and voted on a poll upon such resolution. If, at any such meeting, the holders of 25% of the aggregate principal amount of such Notes then outstanding of the related Series of Notes or Class of Notes or all applicable Series of Notes, as the case may be, to which such meeting relates are not present in person or by proxy within 30 minutes after the time appointed for the meeting, then the meeting, if convened by or on the requisition of Noteholders, will be dissolved; but in any other case will stand adjourned to such date, being not less than 15 nor more than 60 days later and to such place and time as may be appointed by the chairperson. Not less than 10 days notice will be given of the time and place of such adjourned meeting, in the manner provided in Section 14.02. Such notice will state that at the adjourned meeting, the Noteholders of the related Series of Notes or Class of Notes or all applicable Series of Notes, as the case may be, present in person or by proxy will constitute a quorum but it will not be necessary to set forth the purposes for which the meeting was originally called or any other particulars. At the adjourned meeting, the Noteholders of such Series of Notes or Class of Notes or all applicable Series of Notes, as the case may be, present in person or by proxy will constitute a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting and passed by the requisite vote as provided in this Section 11.09 will be an Extraordinary Noteholder Direction within the meaning of this Indenture notwithstanding that the holders of 25% of the aggregate principal amount of the Notes then outstanding of the related Series of Notes or Class of Notes or all applicable Series of Notes, as the case may be, to which such meeting relates are not present in person or by proxy at such adjourned meeting. The Trust shall give notice to the Related Rating Agencies and the Related Credit Enhancers of any resolution passed as an Extraordinary Noteholder Direction.

11.10	Class Meetings.

If any business to be transacted at a meeting, or any action to be taken or power to be exercised by an instrument in writing under Section 11.15, especially affects the rights relating to a Class of Notes of a particular Series of Notes in a manner or to an extent substantially differing from the manner in or to the extent which it affects the rights relating to another Class of Notes of such particular Series of Notes (as to which the opinion of the Indenture Trustee, relying on the advice of Counsel shall be binding on all Noteholders and all other Persons for all purposes hereof) then:

(1)            reference to such fact, indicating the Class of Notes so especially affected, shall be made in the notice of such meeting and the meeting shall be and is herein called a “Class meeting”; and

(2)            the holders of the Class of Notes so especially affected shall not be bound by any action taken or power exercised at a meeting or by an instrument in writing under Section 11.15 unless in addition to compliance with the other provisions of this Article Eleven, such action is taken or power exercised by resolution of the holders of such Class of Notes as follows:

(a)	at such Class meeting:

(i)	there is present a quorum consisting of two or more persons holding either personally or as proxies not less than 25% of the aggregate principal amount of the Notes of such Class of Notes so especially affected (subject to the provisions of this Article as to adjourned meetings); and

(ii)	the resolution is by Extraordinary Noteholder Direction; or

(b)	if by an instrument in writing, such written instrument is signed in one or more counterparts by the holders of not less than 66-2/3% of the aggregate principal amount then outstanding of the Notes of such Class of Notes.

11.11	Powers Cumulative.

The powers granted in this Indenture shall be deemed to be several and cumulative and not dependent on each other and the exercise of one or more of such powers, or any combination of such powers, from time to time, shall be deemed to not exhaust the rights of the Noteholders to exercise such power or powers, or combinations of powers, thereafter from time to time.

11.12	Minutes.

Minutes of all resolutions and proceedings at every such meeting, as aforesaid, shall be made and duly entered in books to be provided from time to time for that purpose by the Indenture Trustee at the expense of the Trust and any such minutes, as aforesaid, if signed by the chairman of the meeting at which such resolutions were passed or proceedings had, or by the chairman of the next succeeding meeting of Noteholders, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting in respect of the proceedings of which meetings shall have been made shall be deemed to have been duly called and held and all resolutions passed or proceedings had at such meeting to have been duly passed and had.

11.13	Persons Who May Attend.

The only Persons who shall be entitled to be present or to speak at any meeting of Noteholders of a Series of Notes or Class of Notes or all outstanding Series of Notes, as applicable, shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Seller, the Issuer Trustee, the Administrative Agent, the Servicer, the Custodian and the Indenture Trustee and their respective counsel and any other Person specified in the Related Supplement.

11.14	Regulations.

The Indenture Trustee or the Trust, with the approval of the Indenture Trustee, may from time to time make and from time to time vary or revoke such regulations as it shall from time to time think fit providing for and governing all matters relating to proxies, including matters relating to the form of the document appointing a proxy and the deposit of documents appointing proxies. Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted.

11.15	Signed Documents.

All actions which may be taken and all powers that may be exercised by the Noteholders of a Series of Notes or Class of Notes or all applicable Series of Notes, as the case may be, at a meeting of such Series of Notes or Class of Notes or all applicable Series of Notes, as the case may be, held pursuant to this Article Eleven may also be taken and exercised by a document in writing signed in one or more counterparts by all of the Noteholders or by such lesser number of Noteholders holding the percentage of the aggregate unpaid principal amount of the Notes outstanding of such Series of Notes or Class of Notes or all applicable Series of Notes, as the case may be, that is required under the provisions of this Indenture to sanction a particular action or to exercise a particular power. Every such document relating to any or all of such actions or powers shall have the same force and effect as a resolution duly passed at a meeting of the Noteholders of a Series of Notes or Class of Notes or all applicable Series of Notes, as the case may be, called for the purpose of sanctioning such action or exercise of power.

11.16	Binding Effect of Resolutions.

Every resolution (including every Noteholder Direction) passed in accordance with this Indenture at a meeting of the Noteholders of a Series of Notes or Class of Notes or all applicable Series of Notes, as the case may be, shall be binding upon all Noteholders of such Series of Notes or Class of Notes or all applicable Series of Notes, as the case may be, whether present or absent from such meeting, and every document in writing signed by the Noteholders of a Series of Notes or Class of Notes or all applicable Series of Notes, as the case may be, in accordance with Section 11.15 shall be binding upon all Noteholders of such Series of Notes or Class of Notes or all applicable Series of Notes, as the case may be, whether signatories thereto or not, and each and every Noteholder of such Series of Notes or Class of Notes or all applicable Series of Notes, as the case may be, and the Indenture Trustee (subject to compliance with the provisions of Section 12.09(2) with respect to the giving of sufficient funds and indemnity) shall be bound to give effect accordingly to every such resolution and document in writing.

11.17	Co-Owner Direction.

The Indenture Trustee is authorized without a Noteholder Direction unless expressly required under this Indenture, to deliver or direct the Trust to deliver a Co-Owner Direction (as so defined in the Pooling and Servicing Agreement) in circumstances where a provision of any of the Programme Agreements requires or permits any action to be taken, any decision to be made or any matter to be determined by a Co-Owner Direction.

Article 12
THE INDENTURE TRUSTEE

12.01	Trust Indenture Legislation.

(1)            In this Article Twelve, the term “applicable legislation” means the provisions, if any, of the Trust and Loan Companies Act (Canada) and any other statute of Canada or a province thereof, and of regulations under any such statute, relating to trust indentures and to the rights, duties and obligations of trustees under trust indentures and of entities issuing debt obligations under trust indentures, to the extent that in the opinion of counsel to the Trust such provisions are at the time in force and applicable to this Indenture.

(2)            If and to the extent that any provision of this Indenture limits, qualifies or conflicts with a mandatory requirement of applicable legislation, such mandatory requirement shall prevail.

(3)            The Trust and the Indenture Trustee agree that each will at all times in relation to this Trust Indenture and any action to be taken hereunder, observe and comply with and be entitled to the benefits of applicable legislation.

12.02	Duty of Indenture Trustee.

(1)            In the exercise of the rights, duties and obligations prescribed or conferred by the terms of this Indenture, the Indenture Trustee shall act honestly and in good faith with a view to the best interests of the Specified Creditors as a whole and exercise that degree of care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances. Subject to the foregoing, the Indenture Trustee shall not be liable for any error in judgment or for any act done or step taken or omitted by it in good faith or for any mistake, in fact or law, made in good faith by it or for anything which it may do or refrain from doing in good faith in connection herewith, except arising out of its own negligence or wilful misconduct. The Indenture Trustee shall not be liable for any act or default on the part of any agent employed by it or co-trustee, or for having permitted any agent or co-trustee to receive and retain any monies payable to the Indenture Trustee hereunder, except as aforesaid. The Indenture Trustee shall read, understand and act upon (as required) all of the certificates, Certificates, opinions, Opinions of Counsel and other documents delivered to it under or pursuant to this Indenture.

(2)            Every provision of this Indenture that by its terms relieves the Indenture Trustee of liability or entitles it to rely upon any evidence submitted to it, is subject to the provisions of applicable legislation and of Sections 12.02(1), 12.03, 12.08 and 12.10.

12.03	Employ Agents.

The Indenture Trustee may, but is not required to, employ (at the expense of the Trust) such counsel, agents and other assistants as it may reasonably require for the proper determination and discharge of its duties under this Indenture, and shall not be responsible for any negligence or misconduct on the part of any counsel, agents or other assistants or for any liability incurred by any Person as a result of not employing such counsel, agents or other assistants, and may pay reasonable remuneration for all services performed for it in the discharge of the trusts hereof and thereof and shall be entitled to receive compensation for all reasonable disbursements, costs, liabilities and expenses made or incurred by it in the discharge of its duties hereunder and thereunder and in the management of the trusts hereof and thereof; all such disbursements, costs, liabilities and expenses and all expenses incidental to the preparation, execution and recording of this Indenture, any Related Security Document or of any document ancillary or supplemental hereto or thereto and to the preparation, execution, creation and issuance of the Notes, whether done or incurred at the request of the Indenture Trustee or the Trust, shall be paid thirty days following receipt by the Trust of an invoice from the Indenture Trustee with respect to such expenses and shall be paid by the Trust immediately upon receipt of such invoice and shall, until paid, constitute a Lien on the Collateral in priority to the Lien Hereof and shall be payable out of any funds which come into the possession of the Indenture Trustee. No amounts paid by the Indenture Trustee under this Section in good faith and acting reasonably shall be disallowed.

12.04	Reliance on Evidence of Compliance.

In the exercise of its rights, duties and obligations, the Indenture Trustee may, if it is acting in good faith, act and rely, as to the truth of the statements and the accuracy of the opinions expressed therein, upon statutory declarations, opinions, Opinions of Counsel, reports, directions, orders, certificates or Certificates furnished pursuant to any covenant, condition or other requirement of this Indenture or required by the Indenture Trustee to be furnished to it in the exercise of its rights, duties and obligations under this Indenture where such statutory declarations, opinions, Opinions of Counsel, reports, directions, orders, certificates or Certificates comply with the requirements of this Indenture and the Indenture Trustee examines such evidence and determines that such evidence indicates compliance with the applicable requirements of this Indenture.

12.05	Provision of Evidence of Compliance to Indenture Trustee.

In addition to any other provisions of this Indenture, the Trust shall furnish to the Indenture Trustee evidence of compliance with the conditions precedent provided for in this Indenture relating to:

(a)	the satisfaction and discharge of this Indenture; or

(b)	the taking of any other action or step to be taken by the Indenture Trustee at the request of or on the application of the Trust.

12.06	Contents of Evidence of Compliance.

Evidence of compliance required by Section 12.04 shall consist of:

(a)	a Certificate of the Trust executed by a Responsible Officer of either the Issuer Trustee or the Administrative Agent that the conditions precedent referred to therein have been complied with in accordance with the terms of this Indenture;

(b)	in the case of conditions precedent compliance with which are, by this Indenture, made subject to review or examination by Counsel, an Opinion of Counsel to the Trust that such conditions precedent have been complied with in accordance with the terms of this Indenture; and

(c)	in the case of conditions precedent compliance with which are subject to the review or examination by auditors or appraisers, an opinion or report of a chartered accountant or appraiser, as the case may be, approved by the Indenture Trustee, that such conditions precedent have been complied with in accordance with the terms of this Indenture.

12.07	General Provisions as to Certificates, Opinions, etc.

(1)            Each certificate, Certificate, Opinion of Counsel, opinion, Written Order or written request made to the Indenture Trustee or any Noteholder pursuant to any provisions of this Indenture shall specify the Section under which such certificate, opinion, Written Order or written request is being made and shall include:

(a)	a statement that the Person signing such certificate or opinion has read and is familiar with those provisions of this Indenture relating to the conditions precedent with respect to compliance with which such evidence is being given; and

(b)	a statement that, in the opinion of the Person giving the evidence, such Person has made or caused to be made such examinations or investigations as are necessary to enable such Person to make the statements or give the opinions contained or expressed therein.

(2)            Whenever the delivery of a certificate, Certificate, Opinion of Counsel or opinion is a condition precedent to the taking of any action by the Indenture Trustee under this Indenture, the truth and accuracy of the facts and opinions stated in such certificate or opinion shall in each case be conditions precedent to the right of the Trust to have such action taken.

(3)            Any application, written demand, statement, request, notice, designation, direction, nomination or other document to be made by the Trust under any of the provisions hereof shall, unless otherwise provided, be deemed sufficiently made and executed if executed by a Responsible Officer of the Issuer Trustee or the Administrative Agent.

(4)            Any certificate, Certificate, Opinion of Counsel or opinion may be based upon the certificate or opinion of or representations by a Responsible Officer of the Issuer Trustee or the Administrative Agent, in the case of the Trust, or an officer or officers of any other Person, in the case of any other Person.

(5)            Counsel in giving any Opinion of Counsel under this Indenture may rely in whole or in part upon the opinion of other counsel provided that Counsel shall consider such other counsel as counsel upon whom such Counsel may properly rely.

(6)            Any certificate of any expert, insofar as it relates to matters outside of such expert’s competence or responsibility, may be based upon a certificate or opinion of or upon representations by Counsel, other counsel or some other qualified expert, unless such first-mentioned expert knows that the certificate or opinion or representations with respect to the matters upon which the certificate may be based as aforesaid are erroneous, or in the exercise of reasonable care should have known that the same were erroneous.

12.08	Advice of Experts.

The Indenture Trustee may, in relation to this Indenture, act and rely, and shall be protected in acting and relying in good faith, on the opinion, advice or information (including the Opinion of Counsel) obtained from any counsel, auditor, valuer, engineer, surveyor or other expert, including, and notwithstanding any conflict, the Administrative Agent, whether obtained by the Indenture Trustee or by the Trust, and may, if acting in good faith, rely as to the truth of the statements and the accuracy of the opinions expressed in any report or opinion furnished by such Person and, without limiting the generality of Section 12.03, may employ such assistance as may be necessary to the proper determination and discharge of its duties and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid, including the disbursements of any legal or other advisor or assistants.

12.09	Trustee May Deal in Notes.

The Indenture Trustee, in its personal capacity or any other capacity, and any Affiliate thereof may each buy, sell, lend upon, become a pledgee of and deal in the Notes and generally contract and enter into financial transactions with the Trust without being liable to account for any profits made thereby. Except as expressly provided in this Indenture, neither the Indenture Trustee nor any Affiliate thereof shall have any right of set-off, combination, consolidation or banker’s lien against, and no right to otherwise deduct from, any funds on deposit in the Related Distribution Account, Related Note Liquidation Account or Related Collateral Account or and all investments thereof for any amount owed to it by virtue of being an owner or pledgee of Notes.

12.10	Conditions Precedent to Indenture Trustee’s Obligation to Act.

(1)            The Indenture Trustee shall not be bound to give any notice, or to do, observe or perform or see to the observance or performance by the Trust of any of the obligations herein imposed upon the Trust or of the covenants on the part of the Trust herein contained, or to supervise or interfere with any of the activities of the Trust, or to do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall have been required so to do under the terms hereof; nor shall the Indenture Trustee be required to take notice of any Event of Default hereunder, other than in payment of any monies required by any provision hereof to be paid to it, unless and until notified in writing of such Event of Default by the Trust or by any Specified Creditor, which notice shall distinctly specify the Event of Default desired to be brought to the attention of the Indenture Trustee and, in the absence of any such notice, the Indenture Trustee may for all purposes of this Indenture conclusively assume that the Trust is not in default hereunder and that no Event of Default has occurred. Any such notice or requisition shall in no way limit any discretion herein given to the Indenture Trustee to determine whether or not to take action with respect to any Event of Default or with respect to any such requisition.

(2)            The Indenture Trustee will not be bound to do, observe or perform or see to the observance or performance by the Trust of any of the obligations herein imposed upon the Trust or of the covenants on the part of the Trust herein contained, nor to take or continue any steps to enforce the security hereof, nor in any way to supervise or interfere with any of the activities of the Trust, unless and until the Related Secured Obligations have become due and payable pursuant to Section 8.02 and then only after it has been indemnified and provided with sufficient funds, in each case, to its reasonable satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages and expenses which it may incur by so doing.

(3)            None of the provisions contained in this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified as aforesaid.

(4)            The Indenture Trustee may, before commencing or at any time during the continuance of any such proceeding, require the Noteholders at whose instance it is acting to deposit with the Indenture Trustee the Notes held by them, for which Notes the Indenture Trustee shall issue receipts.

12.11	Indenture Trustee Not Required to Give Security.

The Indenture Trustee shall not be required to give security for the execution of the trusts or its conduct or administration under this Indenture.

12.12	Resignation or Removal of Indenture Trustee; Conflict of Interest.

(1)            The Indenture Trustee represents and warrants to the Trust that at the time of the execution and delivery hereof no material conflict of interest exists in the Indenture Trustee’s role as a fiduciary hereunder.

(2)            The Indenture Trustee may resign its trust after giving sixty (60) days’ notice in writing to the Trust and the Rating Agencies or such shorter notice as the Trust may accept as sufficient, provided that no such voluntary resignation shall be effective until a replacement Indenture Trustee acceptable to the Issuer Trustee and the Rating Agencies, acting reasonably, has been appointed and has executed a written agreement whereby such replacement Indenture Trustee agrees to assume the obligations of the Indenture Trustee hereunder. The Indenture Trustee shall resign if a material conflict of interest arises in its role as a trustee under this Indenture that is not eliminated within ninety (90) days after the Indenture Trustee becomes aware that it has such a material conflict of interest. Forthwith after the Indenture Trustee becomes aware that it has a material conflict of interest it shall provide the Trust with written notice of the nature of that conflict. Upon resignation in accordance with this Section 12.12(2) or removal in accordance with Section 12.12(3), the Indenture Trustee shall be discharged from all further duties and liabilities under this Indenture. If, notwithstanding the foregoing provisions of this Section 12.12(2), the Indenture Trustee has such a material conflict of interest, the validity and enforceability of this Indenture and of the Notes created, issued, certified and delivered hereunder shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest. If the Indenture Trustee contravenes the foregoing provisions of this Section, any Specified Creditor or the Trust may apply to the Ontario Superior Court of Justice for an order that the Indenture Trustee be replaced as trustee hereunder.

(3)            In the event of the Indenture Trustee resigning or being removed or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Trust shall forthwith appoint a successor Indenture Trustee unless a successor

Indenture Trustee has already been appointed by the Noteholders; failing such appointment by the Trust, the retiring Indenture Trustee or any other Specified Creditor may apply to a judge of the Ontario Superior Court of Justice, on such notice as such judge may direct, for the appointment of a successor Indenture Trustee. Any successor Indenture Trustee so appointed by the Trust or by such court shall be subject to removal by the Noteholders by way of a Noteholder Direction. Any successor Indenture Trustee appointed under any provision of this Section shall be a corporation authorized to carry on the business of a trust company in each of the provinces of Canada. The expense of any act, document or thing required under this Section 12.12 will be satisfied from the property and assets of the Trust in accordance the provisions hereof in the same manner as if the amount of such expense constitutes an amount in respect of fees payable to the Indenture Trustee under this Indenture.

(4)            Any successor Indenture Trustee shall, forthwith upon appointment, become vested with all the estates, properties, rights, powers and trusts of its predecessors in the trusts hereunder, with like effect as if originally named as Indenture Trustee herein. Nevertheless, upon the written request of the successor Indenture Trustee or Written Order of the Trust, the Indenture Trustee ceasing to act shall execute and deliver a document assigning and transferring to such successor Indenture Trustee, upon the trust herein expressed, all the rights, powers and trusts of the Indenture Trustee so ceasing to act, and shall duly assign, transfer and deliver all property and money held by such Indenture Trustee to the successor Indenture Trustee so appointed in its place upon the payment of any outstanding fees of the Indenture Trustee. Should any deed, conveyance or other document in writing from the Trust be required by any successor Indenture Trustee for more fully and certainly vesting in and confirming to it such estates, properties, rights, powers and trusts, then any and all such deeds, conveyances and other documents in writing shall, on the request of the successor Indenture Trustee, be made, executed, acknowledged and delivered by the Trust.

(5)            Any corporation into which the Indenture Trustee may be merged or with which it may be consolidated or amalgamated or any company resulting from any merger, consolidation or amalgamation to which the Indenture Trustee shall be a party shall be a successor Indenture Trustee under this Indenture, without the execution of any document or any further act; provided that such successor Indenture Trustee shall be a corporation qualified to carry on the business of a trust company in each of the provinces of Canada and shall not have a material conflict of interest in its role as a fiduciary under this Indenture.

12.13	Authority to Carry on Business; Resignation.

The Indenture Trustee represents and warrants to the Trust that at the date of execution and delivery by it of this Indenture it is authorized to carry on the business of a trust company in each of the provinces and territories of Canada. If, notwithstanding the provisions of this Section, the Indenture Trustee ceases to be so authorized to carry on business, the validity and enforceability of this Indenture and the Notes created, issued, certified and delivered hereunder shall not be affected in any manner whatsoever by reason only of such event but the Indenture Trustee shall, within ninety (90) days after ceasing to be authorized to carry on the business of a trust company in each of the provinces of Canada, either become so authorized or resign in the manner and with the effect specified in Section 12.12.

12.14	Protection of Indenture Trustee.

By way of supplement to the provisions of any law from time to time relating to trustees and in addition to any other provision of this Indenture for the relief of the Indenture Trustee, it is expressly declared and agreed as follows:

(a)	the Indenture Trustee shall not be liable for or by reason of any statements of fact or recitals in this Indenture or in the Notes (except the representations and warranties contained in Sections 12.12(1), 12.13 and 12.15 which are being given by the Indenture Trustee in its personal capacity) or required to verify the same, but all such statements or recitals are and shall be deemed to be made by the Trust;

(b)	the Indenture Trustee shall not be bound to give to any Person notice of the execution hereof or of the Lien of this Indenture or any Related Security Document unless and until an Event of Default has occurred and the Notes have been declared immediately due and payable in accordance with this Indenture, and the Indenture Trustee has determined or become obliged to enforce the same;

(c)	the Indenture Trustee shall not incur any liability or responsibility whatever in consequence of permitting or suffering the Trust to retain or to be in possession of any part of any of the Collateral and to use and enjoy the same unless herein expressly otherwise provided; nor shall the Indenture Trustee be or become responsible or liable for any destruction, deterioration, loss, injury or damage which may occur or be done by the Trust or by any other Person to any of the Collateral, or be in any way responsible for the consequence of any breach on the part of the Trust of any of the covenants herein contained or of any acts of the agents or servants of the Trust;

(d)	subject to Section 15.02, the Trust hereby indemnifies and saves harmless the Indenture Trustee and its officers, directors, employees, agents, beneficiaries and stockholders out of the property of the Trust from and against any and all liabilities, losses, costs, claims, actions, expenses (including legal fees and disbursements on a solicitor and his own client basis) or demands whatsoever which may be brought against the Indenture Trustee or which it may suffer or incur as a result of or arising out of the performance of its duties and obligations under this Indenture, including those arising out of or related to actions taken or omitted to be taken by the Indenture Trustee contemplated hereby, legal fees and disbursements on a solicitor and his own client basis and costs and expenses incurred in connection with the enforcement of this indemnity, which the Indenture Trustee may suffer or incur, whether at law or in equity, in any way caused by or arising, directly or indirectly, in respect of any act, deed, matter or thing whatsoever made, done, acquiesced in or omitted in or about or in relation to the execution of its duties as Indenture Trustee and including any deed, matter or thing in relation to the registration, perfection, release or discharge of the security constituted hereby, save only in the event of the gross negligence or reckless disregard in acting or failing to act, or the wilful misconduct, dishonesty or bad faith of the Indenture Trustee. It is understood and agreed that this indemnification shall survive the termination or discharge of this Indenture or the resignation or removal of the Indenture Trustee;

(e)	the Indenture Trustee shall not be liable for or by reason of any failure or defect of title to or any Lien upon any of the Collateral or for or by reason of the statements or implications of fact or law contained in or arising out of anything contained in this Indenture or in the Notes or be required to verify the same, but all statements or implications shall be deemed to have been made by the Trust only, and it shall not be the duty of the Indenture Trustee, except as herein otherwise specifically provided, to see to the registration, recording or filing or renewal of this Indenture or any Related Security Document upon any of the Collateral or any part thereof or upon any other property of the Trust or to procure any local mortgage, pledge or charge or other additional document of further assurance or to do any other act for the continuance of the Lien Hereof or for giving notice of the existence of any of the Lien Hereof or for extending or supplementing the same, or to insure or keep insured against loss or damage by fire or otherwise any of the Collateral or any part thereof, or to keep itself informed or advised as to the payment by the Trust of any taxes or premiums of insurance or other payments which the Trust should make or to require payments to be made; it being hereby agreed and declared that as to all matters and things referred to in this Section 12.14(e), the duty and responsibility shall rest upon the Trust and not upon the Indenture Trustee and the failure of the Trust to discharge this duty and responsibility shall not in any way render the Indenture Trustee liable or cast upon it any duty or responsibility for breach of which it would be liable;

(f)	the Indenture Trustee may, in the exercise of all or any of the trusts, powers and discretion vested in it hereunder, act by its Responsible Officers; the Indenture Trustee may delegate to any Person the performance of any of the trusts and powers vested in it by this Indenture, and any delegation may be made upon terms and conditions and subject to regulations as the Indenture Trustee may think to be in the best interest of the Specified Creditors;

(g)	the Indenture Trustee shall not be required to take notice or be deemed to have notice or actual knowledge of any matter hereunder, unless the Indenture Trustee shall have received from the Trust or a Specified Creditor written notice stating the matter in respect of which the Indenture Trustee should have notice or actual knowledge;

(h)	the Indenture Trustee shall not be bound to act in accordance with any direction or request of the Trust until a duly authenticated copy of the document containing the direction or request has been delivered to the Indenture Trustee, and the Indenture Trustee shall be fully empowered to act and shall be fully protected from all liability in acting upon any document purporting to be proper Notes and believed by the Indenture Trustee to be genuine; and

(i)	the Indenture Trustee shall not be responsible for any error made or act done by it resulting from reliance upon the signature of any Person on behalf of the Trust or of any Person on whose signature the Indenture Trustee may be called upon to act or refrain from acting under this Indenture.

12.15	Additional Representations and Warranties of Indenture Trustee.

The Indenture Trustee represents and warrants to the Trust that:

(a)	the Indenture Trustee is a subsisting trust company under the laws of its jurisdiction of incorporation:

(b)	the Indenture Trustee has full power, authority and right to execute, deliver and perform this Indenture, and has taken all necessary action to authorize the execution, delivery and performance by it of this Indenture;

(c)	this Indenture has been, or will be, as applicable, duly executed and delivered by the Indenture Trustee.

12.16	Acceptance of Trusts by Indenture Trustee.

The Indenture Trustee hereby accepts the trusts in this Indenture declared and provided and agrees to perform the same upon the terms and conditions set forth herein.

Article 13
SUPPLEMENTAL INDENTURES AND AMENDMENTS

13.01	Supplemental Indentures to this Indenture or any Related Security Document.

(1)            Subject to Section 13.01(3) and Section 13.01(6), and in addition to amendments arising from the entering into of any Related Supplements, without the consent of the Related Specified Creditors with respect to any and all Series of Notes or Classes of Notes, from time to time, the Trust and the Indenture Trustee may, and shall, upon the written request of the Administrative Agent or when so directed by this Indenture, make, execute, acknowledge and deliver deeds or indentures supplemental to this Indenture (which term as used in this Section 13.01(1) shall not include, for greater certainty, any Related Supplement), or to any Related Security Document which shall then form part of this Indenture or such Related Security Document, as applicable, (such deeds and indentures supplemental are herein sometimes referred to as an “Amendment”) for any one or more of the following purposes:

(a)	mortgaging, pledging, assuring, confirming or transferring to, or vesting in, the Indenture Trustee, or charging in favour of the Indenture Trustee, any property, real or personal, immovable or movable, now owned or hereafter acquired by the Trust, and providing that the same become and be part of the Collateral;

(b)	correcting or amplifying the description of any property specifically charged by the Lien Hereof or intended so to be;

(c)	adding to the limitations or restrictions contained in this Indenture or in any Related Security Document further limitations or restrictions thereafter to be observed upon the ability of the Trust to deal with its property and assets;

(d)	adding to the covenants of the Trust contained in this Indenture or in any Related Security Document for the protection of all or any of the Related Specified Creditors with respect to any Series of Notes;

(e)	giving effect to any Noteholder Direction of all outstanding Series of Notes and to any other request, demand, authorization, direction, notice, consent, waiver or other action given to or taken by the Noteholders of all outstanding Series of

Notes as provided for and in accordance with this Indenture, and, in respect of a particular Series of Notes or Class of Notes, the Related Supplement;

(f)	making such provisions, not substantially inconsistent with this Indenture or any Related Security Document, as may be necessary or desirable with respect to matters or questions arising hereunder or thereunder, including the making of any modifications in the forms of the Notes specified in this Indenture (including, in the case where the Trust holds the Notes pursuant to a Book Entry System, preparing the form of Note, and creating, issuing, certifying and delivering of such Notes under such Book Entry System), which, subject to Section 12.04, in the opinion of the Indenture Trustee, are expedient to make; provided that, subject to Section 12.04, the Indenture Trustee shall be of the opinion that such provisions do not individually or in the aggregate materially adversely affect the interests of the applicable Noteholders;

(g)	without limiting Section 13.02, evidencing the succession, or successive successions, of any other Person to the Issuer Trustee and the covenants and obligations of the Trust under this Indenture, any Related Supplement or under any Related Security Document assumed by any such successor in accordance with the provisions of this Indenture;

(h)	providing for altering the provisions of this Indenture in respect of the exchange or transfer of Notes;

(i)	adding to or modifying, amending or eliminating any of the terms of this Indenture or of any Related Security Document, provided, however, that:

(i)	notice of any such proposed addition, modification, amendment or limitation of the terms of this Indenture or of any Related Security Document shall be provided to the Rating Agencies and the Rating Agency Condition shall have been satisfied with respect to such proposed addition, modification, amendment or elimination;

(ii)	no such addition, modification, amendment or elimination shall be effective with respect to any Notes which are outstanding at the time of such addition, modification, amendment or elimination; and

(iii)	the Indenture Trustee may decline, in its discretion, to enter into any Amendment which would adversely affect its own rights, duties or immunities under this Indenture or otherwise;

(j)	making any addition to, or modification, amendment or elimination of any of the terms of, this Indenture or a Related Security Document which, in the Opinion of Counsel, is necessary or advisable in order to incorporate, reflect or comply with any applicable law or requirement of any Governmental Authority of any jurisdiction, the provisions of which apply to the Trust, the Issuer Trustee, the Indenture Trustee, this Indenture or such Related Security Document;

(k)	making any addition to, or modification, amendment or elimination of any of the terms of, this Indenture or any Related Security Document which, (i) in the opinion of the Trust and, subject to Section 12.04, the Indenture Trustee, do not individually or in the aggregate materially adversely affect the interests of the Noteholders and (ii) satisfies the Rating Agency Condition; and

(l)	making any changes or corrections in this Indenture or in any Related Security Document which Counsel to the Trust shall have advised the Trust and the Indenture Trustee are non-substantive corrections or changes or are required for the purpose of curing or correcting any ambiguity or defective or inconsistent provisions or any clerical omission or mistake or manifest error contained herein or therein, or in any deed, or indenture supplemental hereto or any related material contract.

(2)           Subject to Section 13.01(3) and Section 13.01(6), and except as otherwise provided in any Related Supplement in relation to a Series of Notes, with the consent by a Noteholder Direction of those Noteholders of all Series of Notes which would be materially adversely affected, from time to time, the Trust and the Indenture Trustee may, and shall, upon written request of the Administrative Agent or when so directed by this Indenture, make, execute, acknowledge and deliver deeds or indentures supplemental to this Indenture, the Related Supplement or to any Related Security Document which shall then form part of this Indenture, the Related Supplement or such Related Security Document, as applicable, for any purpose that is not authorized to be made by Section 13.01(1) or Section 13.02 or by a Related Supplement; provided, however, that no such Amendment shall:

(a)	reduce in any manner the amount of or delay the time of any payments (whether principal, interest or otherwise) to be made to the Noteholders then outstanding of a Series of Notes or Class of Notes, as applicable, or deposits of amounts to be so paid, without the consent of each affected holder of a Note then outstanding of such Series of Notes or Class of Notes, as applicable, who is present in person or by proxy at a meeting of such Noteholders called to consent to such reduction or delay in accordance with Article Eleven or pursuant to a document or documents in writing signed by each affected holder of Notes then outstanding of such Series of Notes or Class of Notes, as applicable, in accordance with Section 11.15;

(b)	change the definition of or the manner of calculating amounts to which any holder of Notes then outstanding as applicable, is entitled hereunder, without the consent of each affected holder of a Note then outstanding of a Series of Notes or Class of Notes, as applicable, who is present in person or by proxy at a meeting of such Noteholders called to consent to such change in accordance with Article Eleven or pursuant to a document or documents in writing signed by each affected holder of Notes then outstanding of such Series of Notes or Class of Notes, as applicable, in accordance with Section 11.15;

(c)	result in the reduction or withdrawal by the Rating Agency of its rating of a Series of Notes or Class of Notes, as applicable, without the consent of the holders of Notes then outstanding of such Series of Notes or Class of Notes, as applicable, representing more than 66-2/3% of the aggregate unpaid principal amount of the Notes then outstanding of such Series of Notes or Class of Notes, as applicable, represented at a meeting of the Noteholders of such Class of Notes or Series of Notes, as applicable, called to consent to such Amendment in accordance with Article Eleven or pursuant to a document or documents in writing signed by the holders of the Notes of such Series of Notes or Class of Notes, as applicable, in accordance with Section 11.15;

(d)	change who is required to consent in the proviso in Section 8.03 or in Section 13.03(2) or reduce the specified percentage of the aggregate unpaid principal amount of Notes then outstanding of a Series of Notes or Class of Notes or all applicable Series of Notes, as the case may be, required in Section 10.01(b) or 11.15, or in the definition of “Noteholder Direction” in Section 1.01, without the consent of each affected Noteholder of a Note then outstanding of such Series of Notes or Class of Notes or all applicable Series of Notes, as the case may be, who is present in person or by proxy at a meeting of such Noteholders called to consent to such reduction in accordance with Article Eleven or pursuant to a document or documents in writing signed by each affected holder of Notes then outstanding of such Series of Notes or Class of Notes or all applicable Series of Notes, as the case may be, in accordance with Section 11.15; or

(e)	change who is required to consent in this Section 13.01(2)(a), (b), (c) and (d) or reduce the specified percentage of the aggregate unpaid principal amount of Notes then outstanding of a Series of Notes or Class of Notes, as applicable, required in this Section 13.01(2)(e) to consent to any such Amendment, without the consent of each affected holder of a Note then outstanding of such Series of Notes or Class of Notes or all applicable Series of Notes, as the case may be, who is present in person or by proxy at a meeting of such Noteholders called to consent to such reduction in accordance with Article Eleven or pursuant to a document or documents in writing signed by each affected holder of Notes then outstanding of such Series of Notes or Class of Notes or all applicable Series of Notes, as the case may be, in accordance with Section 11.15.

(3)            Notwithstanding anything in Section 13.01(1) or Section 13.01(2) to the contrary, no Amendment may be made or taken pursuant to Section 13.01(1) or Section 13.01(2) which would have the result of reducing the entitlement of the beneficiaries of the Trust to receive a distribution of income from the Trust otherwise available to them; provided, however, that such Amendment shall be deemed not to have the result of reducing such entitlement if the Trust in its sole discretion determines that there is a reasonable basis to expect that, on an aggregate basis, the beneficiaries will receive, an annual distribution from the Collateral of, or will otherwise receive annually, at least $5000 but not more than $10,000.

(4)            It shall not be necessary for the consent of the holders of Notes of any Series of Notes under this Section 13.01 or, unless provided in any Related Supplement, the other Related Specified Creditors with respect to any such Series of Notes whose consent is required as contemplated in Section 13.01(6), to approve the particular form of any proposed Amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof shall be subject to such reasonable requirements as the Indenture Trustee may prescribe from time to time.

(5)            Any one of the purposes in Section 13.01(1), Section 13.02 and in any Related Supplement may from time to time be exercised independently or in combination with one or more other purposes in such Sections and such Related Supplement and none of the purposes in such Sections and such Related Supplement are exclusive of or dependent on any of the other purposes.

(6)            Notwithstanding anything in Section 13.01(1) or Section 13.01(2) to the contrary, no Amendment may be made or taken pursuant to such Sections which would materially adversely affect the interests of any Person to whom the Trust has incurred a Secured Obligation in respect of a Series of Notes and whose consent to such Amendment is expressly required under the Related Supplement, without the consent of such Person so affected.

13.02	Automatic Amendment.

Upon the Issuer Trustee ceasing to be the trustee of the Trust, this Indenture, each Related Supplement and each Related Security Document will be automatically amended to delete any reference to the name of the trustee so ceasing to be the trustee of the Trust and to substitute therefor the name of the successor Issuer Trustee or Issuer Trustees as the continuing trustee or trustees of the Trust, as the case may be.

13.03	Amendments to Programme Agreements.

(1)            Subject to Section 13.03(3) and except as otherwise provided in any Related Supplement, the Indenture Trustee will, upon the Written Order from time to time of the Trust and subject to the satisfaction of the Rating Agency Condition, enter into or consent to, as applicable, any proposed amendment, modification, termination or waiver of, or any proposed postponement of compliance with, any Programme Agreement, which action may be taken without the necessity of obtaining the consent of the Related Specified Creditors with respect to any and all Series of Notes, if, subject to Section 12.04, in the opinion of the Indenture Trustee, such amendment, modification, termination, waiver or postponement would not materially adversely affect the interests of the holders of Notes then outstanding of any and all Series of Notes; provided further that if, in the opinion of the Indenture Trustee, such amendment, modification, termination, waiver or postponement would materially adversely affect the interests of any such Noteholders, the Indenture Trustee will not enter into or consent to, as applicable, such amendment, modification, termination, waiver or postponement without, subject to Section 13.03(2), the consent of the holders of Notes then outstanding of all materially adversely affected Series of Notes, as evidenced by a Noteholder Direction from the holders of Notes of all materially adversely affected Series of Notes. Notwithstanding the foregoing, the Indenture Trustee may decline to enter into or consent to, as applicable, a proposed amendment, modification, termination or waiver of, or a proposed postponement of compliance with, any such Programme Agreement that adversely affects its own rights, duties or immunities under this Indenture or otherwise.

(2)            Notwithstanding anything in Section 13.03(1) to the contrary, no proposed amendment, modification, termination, waiver of or any postponement of compliance with any Programme Agreement may be entered into or consented to, as applicable, pursuant to Section 13.03(1) which would materially adversely affect the interests of any Person to whom the Trust has incurred a Secured Obligation in respect of a Series of Notes and whose consent to such proposed amendment, modification, termination, waiver or postponement is expressly required under the Related Supplement, without the consent of such Person so affected.

(3)            It shall not be necessary for the consent of the holders of Notes of any Series of Notes under this Section 13.03 or, unless otherwise provided in a Related Supplement, the other Related Specified Creditors with respect to any such Series of Notes whose consent is required as contemplated in Section 13.03(2), to approve the particular form of any proposed amendment, modification, termination, waiver or postponement, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof shall be subject to such reasonable requirements as the Indenture Trustee may prescribe from time to time.

Article 14
NOTICES

14.01	Notice to Trust and Issuer Trustee.

Any notice, document or other communication (a “Notice”) required or permitted to be given to the Trust under the provisions of this Indenture shall be in writing and shall be valid and effective if delivered or sent by facsimile transmission (with receipt confirmed), to the Trust, at:

Golden Credit Card Trust

c/o TD Trust Company

100 Wellington Street West

Commercial Union Tower

4th Floor

Toronto, Ontario

M5K 1A2

Attention: Vice President, Corporate and Bare Trust Services

Facsimile No.: (416) 983-2044

with a copy to the Administrative Agent at:

Royal Bank of Canada, in its capacity

as Administrative Agent for Golden Credit Card Trust

c/o Corporate Treasury

15th Floor, South Tower

Royal Bank Plaza

200 Bay Street

Toronto, Ontario

M5J 2J5

Attention: Senior Manager

Facsimile No.: (416) 974-3142

and such Notice shall be deemed to have been received, where given by delivery, on the day of delivery, and, where sent by facsimile transmission, on the day of transmittal thereof if given during normal business hours of the recipient and on the next succeeding Business Day if not transmitted during such business hours. The Trust may from time to time notify the Indenture Trustee of a change in address or facsimile number by notice given as provided in Section 14.04.

14.02	Notice to Noteholders.

Unless expressly provided to the contrary in this Indenture, any Notice required or permitted to be given hereunder to holders of Notes in bearer form under the provisions of this

Indenture shall be deemed to be validly given by means of publication in one English language newspaper of general circulation in each of the cities of Halifax, Montreal, Toronto, Calgary and Vancouver and in one French language daily newspaper of general circulation in the City of Montreal, in each case at least once, and any Notice so published shall be deemed to have been given on the date when the publication has appeared in each such newspaper. Any Notice required or permitted to be given hereunder to holders of Notes in registered form shall be deemed to be validly given if sent to a destination within Canada by first class mail and if sent to a destination outside Canada by airmail, postage prepaid in each case, addressed to the Noteholder at its post office address appearing in the Note Register and shall be deemed to have been be given on the date of mailing.

14.03	Notice to Certain Other Specified Creditors.

Any Notice required or permitted to be given to any Specified Creditor (other than the Issuer Trustee, the Indenture Trustee and the Noteholders) hereunder shall be in writing and shall be valid and effective if delivered or sent by facsimile transmission (with receipt confirmed), to such Specified Creditor, at the address and facsimile number specified in the relevant document to which the Specified Creditor is a party and under which the Trust has incurred a Secured Obligation, and such Notice shall be deemed to have been received, where given by delivery, on the day of delivery and, where sent by facsimile transmission, on the day of transmittal thereof if given during normal business hours of the recipient and on the next succeeding Business Day if not transmitted during such business hours. Each such other Specified Creditor may from time to time notify each of the Trust and the Indenture Trustee of a change in address or facsimile by notice given as provided in Sections 14.01 and 14.04, respectively.

14.04	Notice to Indenture Trustee.

Any Notice required or permitted to be given to the Indenture Trustee under the provisions of this Indenture shall be in writing and shall be valid and effective if delivered or sent by facsimile transmission (with receipt confirmed), to the Indenture Trustee, at:

CIBC Mellon Trust Company

320 Bay Street

P.O. Box #1

Toronto, Ontario

M5H 4A6

Attention: Manager, Corporate Trust

Facsimile No.: (416) 643-5570

and such Notice shall be deemed to have been received, where given by delivery, on the day of delivery and, where sent by facsimile transmission, on the day of transmittal thereof if given during normal business hours of the recipient and on the next succeeding Business Day if not transmitted during such business hours. The Indenture Trustee may from time to time notify the Trust of a change in address or facsimile number by notice given as provided in Section 14.01.

14.05	Notice to Rating Agencies.

Any notice, document or other communication required or permitted to be given or delivered to the Rating Agencies hereunder will be in writing and will be given by delivery to the applicable address provided to the parties hereto by the Rating Agencies or by facsimile transmission or electronic messaging system. Any such notice delivered after normal business hours shall be deemed to have been given on the next Business Day.

14.06	Change of Address.

Any Person referenced above may from time to time notify any other interested Person, in accordance with the provisions hereof, of any change of address which thereafter, until changed by like notice, shall be the address of such Person for all purposes of this Indenture.

Article 15
GENERAL

15.01	Evidence of Rights of Specified Creditors.

(1)            Any Noteholder Direction, request, demand, authorization, direction, notice, consent, waiver, other document or other action which this Indenture may require or permit to be given or taken by all or any of the Specified Creditors may be embodied in and evidenced by one or more documents of substantially similar tenor executed by all or any Specified Creditors in person or by attorneys duly appointed in writing; and, except as otherwise expressly provided herein, such action shall become effective when such document or documents are delivered to the Indenture Trustee and, where it is hereby expressly required, to the Trust. Proof of the execution of any such document or of a document appointing any such attorney or (subject to the provisions of Article Eleven with regard to voting at meetings of Noteholders) of the holding of Notes payable to bearer or payable to a named payee and endorsed and delivered by such named payee by any Person shall be sufficient for any purpose of this Indenture and conclusive in favour of the Indenture Trustee and the Trust, if made in the manner provided in this Article Fifteen.

(2)            The fact and date of the execution by any Person of any such document or writing may be proved by the certificate of any notary public or other officer authorized to take acknowledgements, that the Person executing such document acknowledged to such notary public or other officer the execution thereof by an affidavit of a witness of such execution or in any other manner which the Indenture Trustee may consider adequate.

(3)            The fact of the holding of Notes by any Person executing such request or other document and the amounts, designations and numbers thereof and the date of such Person’s holding the same may be proved by deposit of such Notes with the Indenture Trustee or the Issuing and Paying Agent or by a certificate executed by any bank, trust company or other depository satisfactory to the Indenture Trustee, wherever situated, if such certificate shall be deemed by the Indenture Trustee to be satisfactory, certifying that on the date therein mentioned such Person had on deposit with such depository the Notes designated in such certificate and that such Notes will remain so deposited until the surrender or cancellation of the certificate. The Indenture Trustee may, nevertheless, in its discretion, require further proof in cases where it deems further proof desirable or may accept such other proof as it shall consider proper. The Indenture Trustee shall not be bound to recognize any Person as a holder of a Note unless and until such Person’s holding thereof is proved as hereinbefore provided in this Article Fourteen or in such other manner as the Indenture Trustee may consider sufficient.

(4)            Any Noteholder Direction, request, demand, authorization, direction, notice, consent, waiver, other document or other action by any Noteholder shall bind any subsequent holder thereof and the holder of any Note created, issued, certified and delivered in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Indenture Trustee or Trust in reliance thereon, whether or not notation of such action is made upon such Note.

15.02	Limitation of Liability of Issuer Trustee.

The Issuer Trustee will not be subject to any liability whatsoever, in tort, in contract or otherwise, in connection with the Collateral or the Issuer Trustee’s activities, to any beneficiary of the Trust or to any other Person, for any action taken or permitted by it to be taken, or its failure to compel in any way any former or acting Issuer Trustee to redress any breach of trust in respect of the execution of the duties of its office or in respect of the Collateral or the Issuer Trustee’s activities, provided that the foregoing limitation will not apply in respect of any action or failure to act arising from or in connection with dishonesty, bad faith, wilful misconduct, gross negligence or reckless disregard of a duty by the Issuer Trustee. The Issuer Trustee, in doing anything or permitting anything to be done in respect of the execution of the duties of its office or in respect of the Collateral or the Issuer Trustee’s activities is, and will be conclusively deemed to be, acting as trustee of the Trust and not in any other capacity. Except to the extent provided in this Section, the Issuer Trustee will not be subject to any liability for any debts, liabilities, obligations, claims, demands, judgments, costs, charges or expenses of or against or with respect to the Trust or the Issuer Trustee, arising out of anything done or permitted by it to be done or its failure to take any action in respect of the execution of the duties of its office or for or in respect of the Collateral or the Issuer Trustee’s activities and resort will be had solely to the Collateral for the payment or performance thereof. Except to the extent provided in this Section, no property or assets of the Issuer Trustee owned in its personal capacity will be subject to levy, execution or other enforcement procedure with regard to any obligation under this Indenture.

15.03	Administrative Agent.

The parties hereto acknowledge that, pursuant to the Administration Agreement, the Administrative Agent will perform certain covenants of the Trust and the Issuer Trustee under this Indenture and the other Programme Agreements.

15.04	Execution of Counterparts.

This Indenture may be executed in several counterparts, each of which when so executed shall be deemed to be an original and the counterparts together shall constitute one and the same instrument.

15.05	Formal Date.

For the purposes of convenience, this Indenture may be referred to as bearing formal date of July 9, 1999 irrespective of the actual date of execution hereof.

15.06	Delivery of Executed Copies.

Each party acknowledges delivery of a fully executed copy of this Indenture.

[this space intentionally blank]

IN WITNESS WHEREOF the parties hereto have duly executed this Indenture.

SIGNED, SEALED AND	)	GOLDEN CREDIT CARD TRUST, by TD
DELIVERED in the presence of:	)	TRUST COMPANY, as Issuer Trustee
)
)
	)	Per:	/s/ Susan Khokher
	)		Name: Susan Khokher
	)		Title: Authorised Signatory
)
	)	Per:	/s/ Kathryn Thorpe
	)		Name: Kathryn Thorpe
	)		Title: Authorised Signatory
)
	)	CIBC MELLON TRUST COMPANY, as Indenture Trustee
)
)
	)	Per:	/s/ Louise Woollcombe
	)		Name: Louise Woollcombe
	)		Title: Account Manager
)
	)	Per:	/s/ Pamela Shimmerman
	)		Name: Pamela Shimmerman
	)		Title: Account Manager

SUPPLEMENTAL TRUST INDENTURE

THIS AGREEMENT made as of the 22 day of April, 2008.

AMONG:	CIBC MELLON TRUST COMPANY (“Indenture Trustee”)

AND:	THE CANADA TRUST COMPANY, as predecessor issuer trustee a trust company amalgamated under the laws of Canada, (“Canada Trust”)

AND:	COMPUTERSHARE TRUST COMPANY OF CANADA, as successor issuer trustee a trust company incorporated under the laws of Canada, (“Computershare”).

WHEREAS the trust indenture made as of July 9, 1999 between Golden Credit Card Trust by Canada Trust as issuer trustee, CIBC Mellon Trust Company as Indenture Trustee (“Trust Indenture”), provides for the evidence of succession to the issuer trustee;

AND WHEREAS Canada Trust and Computershare represent that Computershare acquired substantially all of the corporate trust services business of Canada Trust pursuant to an asset purchase agreement, dated February 26, 2007, and pursuant thereto Canada Trust agreed to transfer to Computershare the appointment as issuer trustee under the Declaration of Trust;

AND WHEREAS the aforementioned transaction closed on April 30, 2007 (“Closing Date”):

AND WHEREAS pursuant to a supplemental declaration of trust, made as of April 22, 2008 (“Supplemental Declaration of Trust”) Computershare was appointed as the successor issuer trustee (the “Appointment”) and all such requirements under the Declaration of Trust for succession have been satisfied;

AND WHEREAS to give effect to the foregoing, Canada Trust, as predecessor issuer trustee is, to be discharged from its obligations under the Trust Indenture, and transfers to Computershare all of its rights, powers and obligations as issuer trustee under the Trust Indenture;

AND WHEREAS the parties wish to execute this Agreement. in accordance with section 13.01(g) of the Trust Indenture, to evidence and provide for the succession of Computershare as issuer trustee to take effect as of the date first written above (the “Transfer Date”).

NOW THEREFORE, THIS AGREEMENT WITNESSES that in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto. the parties covenant and agree as follows:

1.	Canada Trust provided written notice as per Article 5.01 of the Declaration of Trust of its resignation as issuer trustee on April 22nd, 2008, and all conditions required under the Declaration of Trust have been satisfied.

2.	Canada Trust hereby transfers and assigns to Computershare, as successor issuer trustee, all the estates, properties, rights, powers, covenants, responsibilities, liabilities and obligations (“Rights”) of Canada Trust arising or existing under and pursuant to the Trust Indenture, and any related document, agreement or instrument to which Canada Trust is a party in its capacity as issuer trustee, by operation of law, or otherwise in order to vest in Computershare, as successor issuer trustee, all such Rights of Canada Trust in the same manner and to the same extent as if Computershare had been originally named as issuer trustee pursuant to the Trust Indenture.

3.	The parties hereby acknowledge and agree that Canada Trust shall not be responsible for any obligations or liabilities relating to or arising in respect of the Trust Indenture on or after the Transfer Date. For greater certainty, the terms of this Appointment shall not release Canada Trust of any of its obligations or liabilities under the Trust Indenture which arose prior to the Transfer Date.

4.	Canada Trust has transferred and delivered to Computershare and Computershare has accepted all of Canada Trust’s right, title and interest in (a) any and all books and records in printed format and where it is reasonably practicable, in electronic format relating exclusively to the Declaration of Trust and (h) any and all cash, shares, stocks, bonds and other property that were held by Canada Trust, as issuer trustee, in connection with the Trust Indenture.

5.	Any and all notices delivered to the successor issue • trustee should be sent to the address as follows:

Head office of the Trust:

Computershare Trust Company of Canada
9th Floor, North Tower
100 University Avenue
Toronto, Ontario. M5J 2Y1
Attention: Manager, Corporate Trust
Fax: 416-981-9777

6.	Notwithstanding any of the foregoing, the resignation, discharge, appointment, transfers, assignments and other agreements provided for herein will not be effective unless this Agreement has been executed by all parties hereto.

7.	Each party hereto agrees to execute upon the original instrument, by facsimile or in counterparts, or any combination thereof and deliver all such documents and instruments and do such other acts as may be reasonably necessary or advisable to give effect to the terms hereof.

8.	This Agreement is supplemental to the Trust Indenture and shall be read in conjunction therewith. Except only insofar as the same may be inconsistent with the express provisions of this Agreement, all of the provisions of the Trust Indenture shall apply to and shall have effect in the same manner as if they and the provisions of this Agreement were contained in one instrument.

9.	This Agreement shall be governed by the laws of the Province of Ontario and the laws of Canada applicable therein.

10.	This Agreement shall enure to the benefit of and be binding upon the parties hereto and their successors and permitted assigns.

11.	Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Trust Indenture.

In witness whereof this Agreement has been duly executed by the parties hereto as of the date first above written.

THE CANADA TRUST COMPANY

Per:	/s/ Mary Allan
Name: Mary Allan
Title: Authorized Signatory

COMPUTERSHARE TRUST COMPANY OF CANADA

Per:	/s/ Ruby Garcha
Name: Ruby Garcha
Title: Professional Corporate Trust

Per:	/s/ Mircho Mirchev
Name: Mircho Mirchev
Title: Professional, Corporate Trust

CIBC MELLON TRUST COMPANY, as Indenture Trustee

Per:	/s/ Eugenia Petryea
Name: Eugenia Petryea
Title: Account Manager

Per:	/s/ Denice M. Elleston
Name: Denice M. Elleston
Title: Associate Manager

SECOND SUPPLEMENTAL INDENTURE TO AMEND TRUST INDENTURE, dated as of January 26, 2017 between COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company established under the laws of Canada, as trustee (in that capacity, the “Issuer Trustee”) of GOLDEN CREDIT CARD TRUST, a trust established under the laws of the Province of Ontario (the “Trust”), and CIBC MELLON TRUST COMPANY, a trust company established under the laws of Canada (the “Indenture Trustee”).

WHEREAS, in connection with the issuance of the Trust’s debt obligations, the Trust entered into a trust indenture as of July 9, 1999 with the Indenture Trustee (as amended by the supplemental indenture made as of April 22, 2008, the “Trust Indenture”);

AND WHEREAS, in accordance with Section 13.01(k) of the Trust Indenture, the Trust wishes to further amend the Trust Indenture on the terms set forth below and the Rating Agency Condition, as defined in and in respect of the Trust Indenture, has been satisfied in connection therewith;

NOW THEREFORE THIS SECOND SUPPLEMENTAL INDENTURE WITNESSES that, in consideration of the premises, covenants and agreements of the parties herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party, the parties hereby covenant and agree as follows:

Article 1
INTERPRETATION

Section 1.1       Defined Terms.

All terms used herein and not otherwise defined shall have the meanings specified in the Trust Indenture.

Article 2
AMENDMENT TO THE TRUST INDENTURE

Section 2.1       Amendment to Section 6(l).

Section 6(l) of the Trust Indenture is hereby deleted in its entirety and replaced with the following:

Financial Statements. Deliver or cause to be delivered to any regulatory authority with which the following are required to be filed, within such time as they are required to be filed for each fiscal year, audited financial statements of the Trust for such fiscal year, and within such time as they are required to be filed for each fiscal quarter, other than the fiscal quarter of the Trust ending on the fiscal year end of the Trust, unaudited financial statements of the Trust for such fiscal quarter of the Trust.

Article 3
MISCELLANEOUS

Section 3.1       Other Documents.

Any reference to the Trust Indenture made in any documents delivered pursuant thereto or in connection therewith shall be deemed to refer to the Trust Indenture as amended, extended, modified, renewed or supplemented from time to time, unless the context otherwise permits.

Section 3.2       Trust Indenture Ratified and Confirmed.

Except for the specific amendment to the Trust Indenture contained herein, the Trust Indenture and all related documents are in all other respects hereby ratified and confirmed and the Trust Indenture as amended hereby shall be read, taken and construed as one and the same instrument.

Section 3.3       Governing Law.

This Second Supplemental Indenture shall be construed and governed in accordance with the laws of the Province of Ontario.

Section 3.4       Enurement.

This Second Supplemental Indenture shall enure to the benefit of and be binding upon the parties and their respective successors and any permitted assigns.

Section 3.5       Counterparts; Facsimile Delivery.

This Second Supplemental Indenture may be executed in counterparts, each of which shall constitute an original and all of which when taken together shall constitute one and the same instrument. Delivery of an executed signature page by facsimile transmission, electronic mail or other digital communication shall be as effective as delivery of a manually executed counterpart of this Second Supplemental Indenture.

Section 3.6       Further Assurances.

Each party shall do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such further acts, deeds, transfers and assurances as are reasonably required for the purpose of accomplishing and effecting the intention of this Second Supplemental Indenture.

Section 3.7       Limitation of Liability.

The obligations of the Issuer Trustee hereunder are binding upon the Issuer Trustee in its capacity as trustee of the Trust only and resort shall not be had to the property of the Issuer Trustee, except in its capacity as trustee of the Trust.

IN WITNESS WHEREOF this Second Supplemental Indenture has been executed by the parties as of the date first written above.

COMPUTERSHARE TRUST COMPANY OF CANADA, as Issuer Trustee for GOLDEN CREDIT CARD TRUST

Per:	/s/ Sam Golder
Name: Sam Golder
Title: Corporate Trust Officer

Per:	/s/ Stanley Kwan
Name: Stanley Kwan
Title: Associate Trust Officer

CIBC MELLON TRUST COMPANY, as Indenture Trustee

Per:	/s/ J. Steven Broude
Name: J. Steven Broude
Title: Authorized Signatory

Per:
Name:
Title:

The Trust hereby confirms that it is of the opinion that the foregoing amendment does not individually or in the aggregate materially adversely affect the interests of the Noteholders.

COMPUTERSHARE TRUST COMPANY OF CANADA, as Issuer Trustee for GOLDEN CREDIT CARD TRUST, by its Administrative Agent ROYAL BANK OF CANADA

Per:	/s/ David M. Power
Name: David M. Power
Title: Vice-President, Corporate Treasury

Per:	/s/ Boris Kogut
Name: Boris Kogut
Title: Managing Director, Head of Asset Securitization